                          AGREEMENT AND PLAN OF MERGER



                                     BETWEEN



                            OPENROUTE NETWORKS, INC.,



                                       AND



                               NETRIX CORPORATION

                                TABLE OF CONTENTS


                                                                           PAGE


1.       Definitions.........................................................2

2.       The Transaction.....................................................7

         (a)      The Merger.................................................7
         (b)      The Closing................................................7
         (c)      Actions at the Closing.....................................7
         (d)      Effect of Merger...........................................7
         (e)      Procedure for Exchange....................................12
         (f)      Closing of Transfer Records...............................13

3.       Representations and Warranties of the Company......................14

         (a)      Organization, Qualification and Corporate Power...........14
         (b)      Capitalization............................................14
         (c)      Subsidiaries..............................................15
         (d)      Voting Arrangements.......................................15
         (e)      Authorization of Transaction..............................15
         (f)      Noncontravention..........................................15
         (g)      Filings with the SEC......................................16
         (h)      Financial Statements......................................16
         (i)      Events Subsequent to January 1, 1999......................17
         (j)      Compliance................................................17
         (k)      Brokers' and Other Fees...................................17
         (l)      Litigation and Liabilities................................17
         (m)      Taxes.....................................................18
         (n)      Fairness Opinion..........................................18
         (o)      Employee Benefits.........................................18
         (p)      Massachusetts Business Corporation Law....................19
         (q)      Year 2000.................................................20
         (r)      Environmental Matters.....................................20
         (s)      Intellectual Property.....................................21
         (t)      Insurance.................................................21
         (u)      Certain Contracts.........................................21
         (v)      Accounting and Tax Matters................................22

4.       Representations and Warranties of Acquiror.........................22

         (a)      Organization, Qualification and Corporate Power...........22
         (b)      Capitalization............................................22
         (c)      Subsidiaries..............................................23
         (d)      Voting Arrangements.......................................23
         (e)      Authorization of Transaction..............................23
         (f)      Noncontravention..........................................23
         (g)      Filings with the SEC......................................24
         (h)      Financial Statements......................................24

                                TABLE OF CONTENTS
                                  (CONTINUED)
                                                                          PAGE


         (i)      Events Subsequent to January 1, 1999......................25
         (j)      Compliance................................................25
         (k)      Brokers' and Other Fees...................................25
         (l)      Litigation and Liabilities................................25
         (m)      Taxes.....................................................26
         (n)      Fairness Opinion..........................................26
         (o)      Employee Benefits.........................................26
         (p)      Year 2000.................................................27
         (q)      Environmental Matters.....................................28
         (r)      Intellectual Property.....................................28
         (s)      Insurance.................................................29
         (t)      Certain Contracts.........................................29
         (u)      Accounting and Tax Matters................................29

5.       Covenants..........................................................29

         (a)      General...................................................29
         (b)      Notices and Consents......................................29
         (c)      Regulatory Matters and Approvals..........................30
         (d)      Operation of the Company's Business.......................32
         (e)      Operation of Acquiror's Business..........................34
         (f)      Access....................................................36
         (g)      Notice of Developments....................................36
         (h)      Company Exclusivity.......................................37
         (i)      Acquiror Exclusivity......................................38
         (j)      Insurance and Indemnification.............................41
         (k)      Financial Statements......................................43
         (l)      Continuity of Business Enterprise.........................43
         (m)      Acquiror Board of Directors...............................43
         (n)      Rule 145 Affiliates.......................................44
         (o)      Nasdaq Listing............................................44
         (p)      Tax Free Treatment........................................44
         (q)      Company Employee Plans....................................44
         (r)      Letter of the Company's Accountants.......................45
         (s)      Letter of Acquiror's Accountants..........................45

6.       Conditions to Obligation to Close..................................45

         (a)      Conditions to Obligation of Acquiror......................45
         (b)      Conditions to Obligation of the Company...................47

7.       Termination........................................................48

         (a)      Termination of Agreement..................................48
         (b)      Effect of Termination.....................................50

8.       Miscellaneous......................................................51

                                TABLE OF CONTENTS
                                  (CONTINUED)
                                                                          PAGE

         (a)      Survival..................................................51
         (b)      Press Releases and Public Announcements...................51
         (c)      No Third-Party Beneficiaries..............................51
         (d)      Entire Agreement..........................................51
         (e)      Binding Effect; Assignment................................51
         (f)      Counterparts..............................................51
         (g)      Headings..................................................51
         (h)      Notices...................................................51
         (i)      Governing Law.............................................52
         (j)      Amendments and Waivers....................................52
         (k)      Severability..............................................53
         (l)      Expenses..................................................53
         (m)      Construction..............................................53
         (n)      Incorporation of Exhibits.................................53
         (o)      Definition of Knowledge...................................53
         (p)      Waiver of Jury Trial......................................53

Exhibit A - Form of Affiliate Letter

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") dated as of September 30, 1999, by and between NETRIX CORPORATION, a Delaware corporation ("ACQUIROR"), and OPENROUTE NETWORKS, INC., a Massachusetts corporation (the "COMPANY"). Acquiror and the Company are referred to collectively herein as the "PARTIES."

                                   WITNESSETH:

         WHEREAS, this Agreement contemplates a transaction in which Acquiror will acquire all of the outstanding capital stock of the Company through a merger of the Company with and into Acquiror (the "MERGER");

         WHEREAS, the Board of Directors of each of Acquiror and the Company has approved the acquisition of the Company by Acquiror, including the Merger, upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Board of Directors of the Company has determined that the Merger is advisable and is fair to and in the best interests of the holders of the Company's common stock, par value $.01 per share (the "COMPANY SHARES"), and has resolved to recommend the approval of the Merger and the adoption of this Agreement by the Company Stockholders (as defined in ss.1 below);

         WHEREAS, the Board of Directors of Acquiror has determined that the Merger is advisable and is fair to and in the best interests of the holders of Acquiror's common stock, par value $0.01 per share (the "ACQUIROR SHARES"), and has resolved to recommend the approval of the Merger and the adoption of this Agreement by the Acquiror Stockholders (as defined in ss.1 below);

         WHEREAS, the Acquiror Shares are listed for trading on the Nasdaq National Market ("NASDAQ") and the Board of Directors of Acquiror has resolved to recommend the approval by the Acquiror Stockholders of (i) the issuance of Acquiror Shares in connection with the Merger as provided in this Agreement as required by the Rules of Nasdaq and (ii) an amendment to the certificate of incorporation of Acquiror to increase the authorized number of Acquiror Shares; and

         WHEREAS, this Agreement contemplates that for U.S. Federal income tax purposes the Merger will qualify as a reorganization within the meaning of Code ss.368(a).

                  NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, and in consideration of the representations, warranties and covenants set forth herein, the Parties agree as follows:

1.       DEFINITIONS.

                  "ACQUIROR" has the meaning set forth in the preambles.

                  "ACQUIROR 10-K" has the meaning set forth in ss.4(h) below.

                  "ACQUIROR 10-Q" has the meaning set forth in ss.4(h) below.

                  "ACQUIROR  ACQUISITION  PROPOSAL"  means any proposal or offer
(including, without limitation, any proposal or offer to Acquiror Stockholders) with respect to a merger, acquisition, consolidation, recapitalization, reorganization, liquidation, tender offer or exchange offer or similar transaction involving, or any purchase of 25% or more of the consolidated assets of, or any equity interest representing 25% or more of the outstanding shares of capital stock in, Acquiror.

                  "ACQUIROR BENEFIT PLAN" and "ACQUIROR BENEFIT PLANS" have the respective meanings set forth in ss.4(o)(i) below.

                  "ACQUIROR BOARD" means the board of directors of Acquiror.

                  "ACQUIROR CONTRACTS" has the meaning set forth in ss. 4(t)
                   below.

                  "ACQUIROR DISCLOSURE LETTER" has the meaning set forth in ss.4
(a) below.

                  "ACQUIROR EMPLOYEES" has the meaning set forth in ss.4(o)(i) below.

                  "ACQUIROR ERISA AFFILIATE" has the meaning set forth in ss.4(o)(iii) below.

                  "ACQUIROR FAIRNESS OPINION" means an opinion of Kaufman Brothers, L.P., addressed to the Acquiror Board, as to the fairness of the Merger to Acquiror from a financial point of view.

                  "ACQUIROR INTELLECTUAL PROPERTY" has the meaning set forth in ss.4(r) below.

                  "ACQUIROR MATERIAL ADVERSE EFFECT" has the meaning set forth in ss.4(a) below.

                  "ACQUIROR PENSION PLAN"  has the meaning set forth in ss.4(o)
(ii) below.

                  "ACQUIROR REPORTS" has the meaning set forth in ss.4(g) below.

                  "ACQUIROR SHARES" has the meaning set forth in the preambles.

                  "ACQUIROR SPECIAL MEETING" has the meaning set forth in ss.5
(c)(ii) below.

                  "ACQUIROR STOCKHOLDER" means any Person who or which holds any Acquiror Shares.

                  "ACQUIROR SUPERIOR PROPOSAL" has the meaning set forth in ss.5
(i)(ii) below.

                  "ACQUIROR THIRD PARTY" means any Person (or group of Persons) other than the Company or its respective Affiliates.

                  "ACQUISITION PROPOSAL" means any proposal or offer (including, without limitation, any proposal or offer to the Company Stockholders) with respect to a merger, acquisition, consolidation, recapitalization, reorganization, liquidation, tender offer or exchange offer or similar transaction involving, or any purchase of 25% or more of the consolidated assets of, or any equity interest representing 25% or more of the outstanding shares of capital stock in, the Company.

                  "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

                  "AGREEMENT" has the meaning set forth in the preambles.

                  "BLUE SKY FILINGS" has the meaning set forth in ss.5(c)(i) below.

                  "CERTIFICATE OF MERGER" has the meaning set forth in ss.2(c) below.

                  "CLOSING" has the meaning set forth in ss.2(b) below.

                  "CLOSING DATE" has the meaning set forth in ss.2(b) below.

                  "CLOSING SALES PRICE" means with respect to an Acquiror Share or Company Share, as the case may be, on any day, the average of the last reported sale price of one such share on the Nasdaq Stock Market for each of the ten trading days immediately preceding such day.

                  "CODE" has the meaning set forth in ss.3(o)(ii) below.

                  "COMPANY" has the meaning set forth in the preambles.

                  "COMPANY 10-K" has the meaning set forth in ss.3(h) below.

                  "COMPANY 10-Q" has the meaning set forth in ss.3(h) below.

                  "COMPANY BENEFIT PLAN" and "COMPANY BENEFIT PLANS" have the meanings set forth in ss.3(o)(i) below.

                  "COMPANY BOARD" means the board of directors of the Company.

                  "COMPANY CONTRACTS" has the meaning set forth in ss.3(u) below.

                  "COMPANY DISCLOSURE LETTER" has the meaning set forth in ss.3
(a) below.

                  "COMPANY EMPLOYEES" has the meaning set forth in ss.3(o)(i) below.

                  "COMPANY ERISA AFFILIATE" has the meaning set forth in ss.3(o)
(iii) below.

                  "COMPANY FAIRNESS OPINION" means an opinion of Tucker Anthony Cleary Gull, addressed to the Company Board, as to the fairness of the Per Share Merger Consideration to the Company Stockholders (other than Acquiror) from a financial point of view.

                  "COMPANY INTELLECTUAL PROPERTY" has the meaning set forth in ss.3(s) below.

                  "COMPANY MATERIAL ADVERSE EFFECT" has the meaning set forth in ss.3(a) below.

                  "COMPANY PENSION PLAN" has the meaning set forth in ss.3(o)
(ii) below.

                  "COMPANY REPORTS" has the meaning set forth in ss.3(g) below.

                  "COMPANY SHARES" has the meaning set forth in the preambles.

                  "COMPANY SPECIAL MEETING" has the meaning set forth in ss.5(c)
(ii) below.

                  "COMPANY STOCKHOLDER" means any Person who or which holds any Company Shares.

                  "CONFIDENTIALITY AGREEMENT" means the Mutual Non-Disclosure Agreement dated August 11, 1999 between Acquiror and the Company, providing that, among other things, each Party would maintain confidential certain information of the other Party.

                  "CONFIDENTIAL INFORMATION" means Information, as defined in the Confidentiality Agreement.

                  "DELAWARE GENERAL CORPORATION LAW" means Title 8, Chapter 1 of the Delaware Code, as amended.

                  "DISSENTING HOLDER" has the meaning set forth in ss.2(d)(viii) below.

                  "EFFECTIVE TIME" has the meaning set forth in ss.2(d)(i) below.

                  "ENVIRONMENTAL LAW" has the meaning set forth in ss.3(r) below.

                  "ERISA" has the meaning set forth in ss.3(o)(i) below.

                  "EXCHANGE AGENT" has the meaning set forth in ss.2(e)(i) below.

                  "EXCHANGE FUND" has the meaning set forth in ss.2(e)(i) below.

                  "FOREIGN COMPETITION LAWS" means foreign statutes, rules, regulations, orders, decrees and administrative and judicial directives that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "GOVERNMENT ENTITY" has the meaning set forth in ss.3(f) below.

                  "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "HAZARDOUS SUBSTANCE" has the meaning set forth in ss.3(r) below.

                  "INDEMNIFIED PARTY" has the meaning set forth in ss.5(j)(ii) below.

                  "JOINT PROXY STATEMENT/PROSPECTUS" has the meaning set forth in ss.5(c)(i) below.

                  "MASSACHUSETTS BUSINESS CORPORATION LAW" means Chapter 156B of the General Laws of the Commonwealth of Massachusetts.

                  "MERGER" has the meaning set forth in the preambles.

                  "MERGER CONSIDERATION" has the meaning set forth in ss.5(d)(v) below.

                  "NASDAQ" has the meaning set forth in the preambles.

                  "ORDER" has the meaning set forth in ss.6(a)(v) below.

                  "OUTSIDE DATE" has the meaning set forth in ss.7(a)(ii) below.

                  "PARTY" has the meaning set forth in the preambles.

                  "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

                  "PER SHARE MERGER CONSIDERATION" has the meaning set forth in ss.2(d)(v) below.
                  "PRIOR CONSULTATION" means oral or written notice to the chief executive officer of the Company at least two (2) business days prior to the earlier of (x) taking the action or (y) committing to take the action with respect to which Prior Consultation is necessary pursuant to ss.5(e) below and subsequent to such notice making the chief executive officer of Acquiror reasonably available to the chief executive officer of the Company to discuss such action prior to taking such action.

                  "PROHIBITED ACQUIROR ACQUISITION PROPOSAL" has the meaning set forth in ss.5(i)(i) below.

                  "REPRESENTATIVES" has the meaning set forth in ss.5(h)(i) below.

                  "REGISTRATION STATEMENT" has the meaning set forth in ss.5(c)
(i) below.

                  "REQUIRED ACQUIROR CONSENT" has the meaning set forth in ss.4
(f) below.

                  "REQUIRED COMPANY CONSENT" has the meaning set forth in ss.3
(f) below.

                  "REQUISITE STOCKHOLDER APPROVAL" means, with respect to the Company, the affirmative vote of a majority of the holders of the outstanding Company Shares in favor of the adoption of this Agreement in accordance with the Massachusetts Business Corporation Law or, with respect to Acquiror, the affirmative vote of a majority of the holders of the outstanding Acquiror Shares in favor of (a) approval of the issuance of Acquiror Shares in connection with the Merger as provided in this Agreement in accordance with the rules of Nasdaq and (b) an amendment to Acquiror's certificate of incorporation to increase the authorized capital stock of Acquiror in accordance with the Delaware General Corporation Law.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge or other security interest, OTHER THAN (a) mechanic's, materialman's and similar liens; (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings; (c) purchase money liens and liens securing rental payments under capital lease arrangements; and (d) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

                  "STOCK RIGHTS" means each option, warrant, purchase right, subscription right, conversion right, exchange right or other contract, commitment or security providing for the issuance or sale of any capital stock, or otherwise causing to become outstanding any capital stock.

                  "STOCKHOLDER" has the meaning set forth in the preambles.

                  "SUBSIDIARY" of a specified Person means any corporation, limited liability company, partnership, joint venture or other legal entity of which the specified Person (either alone or together with any other Subsidiary of the specified Person) owns, directly or indirectly, more than 50% of the stock or other equity, partnership, limited liability company or equivalent interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, or otherwise has the power to vote or direct the voting of sufficient securities to elect a majority of such board of directors or other governing body.

                  "SUPERIOR PROPOSAL" has the meaning set forth in ss.5(h)(ii) below.

                  "SURVIVING CORPORATION" has the meaning set forth in ss.2(a) below.

                  "TAX RETURN" means any report, return, declaration or other information required to be supplied to a taxing authority in connection with Taxes.

                  "TAXES" means all taxes or other like assessments including, without limitation, income, withholding, gross receipts, excise, ad valorem, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes imposed by or payable to any federal, state, county, local or foreign government, taxing authority, subdivision or agency thereof, including interest, penalties, additions to tax or additional amounts thereto.

                  "THIRD PARTY" means any Person (or group of Persons) other than Acquiror or its respective Affiliates.

                  "YEAR 2000 COMPLIANT" has the meaning set forth in ss.3(q) below.

2.       THE TRANSACTION.

         (a) THE MERGER. On and subject to the terms and conditions of this Agreement, the Company will merge with and into Acquiror at the Effective Time. Acquiror shall be the corporation surviving the Merger (the "SURVIVING CORPORATION").

         (b) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York, commencing at 9:00 a.m. local time on the third business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

         (c) ACTIONS AT THE CLOSING. At the Closing, (i) the Company will deliver to Acquiror the various certificates, instruments and documents referred to in ss.6(a) below; (ii) Acquiror will deliver to the Company the various certificates, instruments and documents referred to in ss.6(b) below; (iii) the Company and Acquiror will file with the Secretary of State of the State of Delaware a Certificate of Merger in such form as required by and executed in accordance with the relevant provisions of the Delaware General Corporation Law (the "CERTIFICATE OF MERGER"); (iv) the Company and Acquiror will file with the Secretary of State of the Commonwealth of Massachusetts Articles of Merger in such form as required by and executed in accordance with the relevant provisions of the Massachusetts Business Corporation (the "ARTICLES OF MERGER") and (v) Acquiror will deliver or cause to be delivered the Exchange Fund to the Exchange Agent in the manner provided below in this ss.2.

         (d)  EFFECT OF MERGER.

              (i) GENERAL. The Merger shall become effective at the time (the "EFFECTIVE TIME") the Company and Acquiror file the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as the Parties may agree and specify in the Certificate of Merger. The Merger shall have the effects set forth in the Delaware General Corporation Law and the Massachusetts Business Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or Acquiror in order to carry out and effectuate the transactions contemplated by this Agreement.

             (ii) CERTIFICATE OF INCORPORATION. The certificate of incorporation of Acquiror shall continue as the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by law, except that Article Fourth thereof shall be amended to read in its entirety as follows:

               FOURTH: I. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 56,000,000 shares, consisting of (i) 55,000,000 shares of Common Stock, $.05 par value (the "Common Stock") and (ii) 1,000,000 shares of Preferred Stock, $.05 par value ("Preferred Stock").

                  II. The designations, powers, preferences and relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions upon, each class or series of the Corporation's capital stock shall be as follows:

               A. COMMON STOCK:

                  1. GENERAL. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

                  2. VOTING. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

                  The  number of  authorized  shares  of  Common  Stock  may  be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

                  3. DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

                  4. LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

               B.   PREFERRED STOCK.

                    Preferred  Stock may be  issued  from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

                    Authority  is  hereby  expressly  granted  to  the  Board of
               Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this Restated Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Restated Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

                    (iii) BY-LAWS. The by-laws of Acquiror in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by law.

                    (iv) DIRECTORS AND OFFICERS. Except as provided in ss.6(m) with respect to the directors of the Surviving Corporation, the directors and officers of Acquiror immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office), until the earlier of their respective resignation, removal or otherwise ceasing to be a director or officer, respectively, or until their respective successors are duly elected and qualified, as the case may be.

                    (v) CONVERSION OF COMPANY SHARES. At and as of the Effective Time, (A) each issued and outstanding Company Share (other than any Company Shares owned by Acquiror, the Company or any Dissenting Holder) shall be converted into the right to receive one Acquiror Share (the "PER SHARE MERGER CONSIDERATION"), and all such Company Shares shall no longer be outstanding, shall be canceled and shall cease to exist, and each holder of a certificate representing any such Company Shares shall thereafter cease to have any rights with respect to such Company Shares, except the right to receive the Per Share Merger Consideration for each such Company Share and any unpaid dividends and distributions, if any, to which the holder of such Company Shares is entitled pursuant toss.2(e) upon the surrender of such certificate in accordance withss.2(e) below (collectively, the "MERGER CONSIDERATIOn"), PROVIDED, HOWEVER, that the Per Share Merger Consideration shall be subject to proportionate adjustment in the event of any stock split, stock dividend or reverse stock split, and
          (B) each Company Share owned by Acquiror or the Company shall be canceled without payment therefor. No Company Share shall be deemed to be outstanding or to have any rights other than those set forth above in thisss.2(d)(v) after the Effective Time. Notwithstanding anything to the contrary in this ss.2(d)(v), no fractional Acquiror Shares shall be issued to then former holders of Company Shares. In lieu thereof, each then former holder of a Company Share who would otherwise have been entitled to receive a fraction of a Acquiror Share (after taking into account all certificates delivered by such then former holder at any one time) shall receive an amount in cash equal to such fraction of a Acquiror Share multiplied by the Closing Sales Price per Acquiror Share on the date of the Effective Time.

               (vi) CONVERSION OF STOCK RIGHTS. Each of the Parties shall take all such action as may be necessary to cause, at the Effective Time, each Stock Right granted by the Company to purchase Company Shares which is outstanding and unexercised immediately prior thereto (whether or not vested or exercisable), to be converted automatically into an equivalent Stock Right to purchase Acquiror Shares in an amount and at an exercise price determined as follows:

                    (x) The number of Acquiror Shares to be subject to the new Stock Right shall be equal to the number of Company Shares subject to the original Stock Right; and

                    (y) The exercise price per Acquiror Share under the new Stock Right shall be equal to the exercise price per Company Share under the original Stock Right.

          The adjustments provided herein with respect to any original Stock Rights which are "incentive stock options" (as defined in Section 422 of the Code) shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code. The option plan of the Company under which the original Stock Rights were issued shall be assumed by Acquiror, and the duration and other terms of the new Stock Rights shall be the same as the original Stock Rights, except that all references to the Company shall be deemed to be references to

          Acquiror. At the Effective Time, Acquiror shall deliver to then former holders of original Stock Rights appropriate agreements representing the right to acquire Acquiror Shares on the terms and conditions set forth in this ss. 2(d)(vi).

          Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of Acquiror Shares for delivery upon exercise of the new Stock Rights in accordance with this ss. 2(d)(vi). Acquiror shall file a registration statement on Form S-8 (or any successor form) or another appropriate form, and use its reasonable best efforts to cause such Form S-8 to become effective at or as soon as practicable after the Effective Time, with respect to Acquiror Shares subject to new employee stock options included in the Stock Rights and shall use reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. Acquiror shall promptly take any action required to be taken under state securities or Blue Sky laws in connection with the issuance of Acquiror Shares in connection with new employee options included in the Stock Rights. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act, Acquiror shall administer the option plans assumed pursuant to this ss. 2(d)(vi) in a manner that complies with Rule 16b-3 promulgated under the Securities Exchange Act to the extent the Company option plan complied with such rule prior to the Merger.

               (vii) NO EFFECT ON CAPITAL STOCK OF ACQUIROR. Each share of the outstanding capital stock of Acquiror issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger.

               (viii) DISSENTER'S' RIGHTS.

               (A) No conversion under ss.2(d)(v) hereof shall be made with respect to the Company Shares held by a Dissenting Holder; PROVIDED, HOWEVER, that each Company Share outstanding immediately prior to the Effective Time and held by a Dissenting Holder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the applicable provisions of the Massachusetts Business Corporation Law, shall be deemed to be converted, as of the Effective Time, into the Merger Consideration as set forth in ss.2(d)(v) hereof. The term "DISSENTING HOLDer" shall mean a holder of Company Shares who has demanded appraisal rights in compliance with the applicable provisions of the Massachusetts Business Corporation Law concerning the right of such holder to dissent from the Merger and demand appraisal of such holder's Company Shares.

                (B) Any Dissenting Holder (x) who files with the Company a written objection to the Merger before the taking of the votes to approve this Agreement by the Company Stockholders and who states in such objection that he intends to demand payment for his Company

          Shares if the Merger is concluded and (y) whose Company Shares are not voted in favor of the Merger shall be entitled to demand payment from the Company for his Company Shares and an appraisal of the value thereof, in accordance with the provisions of Sections 86 through 98 of the Massachusetts Business Corporation Law.

          (e)  PROCEDURE FOR EXCHANGE.

          (i) At or prior to the Effective Time, (A) Acquiror will furnish to Equiserve, its transfer agent, or such other bank or trust company reasonably acceptable to the Company, to act as exchange agent (the "EXCHANGE AGENT") a corpus (the "EXCHANGE FUND") consisting of Acquiror Shares and cash sufficient to permit the Exchange Agent to make full payment of the Merger Consideration to the holders of all of the issued and outstanding Company Shares (other than any Company Shares owned by Acquiror or the Company), and (B) Acquiror will cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) in a form to be mutually agreed upon by the Company and Acquiror prior to Closing to each holder of issued and outstanding Company Shares (other than any Company Shares owned by Acquiror or the Company) for the holder to use in surrendering the certificates which, immediately prior to the Effective Time, represented his or its
          Company Shares against payment of the Merger Consideration to which such holder is entitled pursuant toss.2(d)(v). Upon surrender to the Exchange Agent of such certificates, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, Acquiror shall promptly cause to be issued a certificate representing that number of whole Acquiror Shares and a check representing the amount of cash in lieu of any fractional shares and unpaid dividends and distributions, if any, to which such Persons are entitled, after giving effect to any required tax withholdings. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to recipients of Acquiror Shares. If payment is to be made to a Person other than the registered holder of the certificate surrendered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the certificate surrendered or establish to the reasonable satisfaction of the Surviving Corporation or the Exchange Agent that such tax has been paid or is not applicable. In the event any certificate representing Company Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof; PROVIDED, HOWEVER, the Person to whom such Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner reasonably satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. No dividends or other distributions declared after the Effective Time with respect to Acquiror Shares and payable to the holders of record thereof shall be paid to the holder of any unsurrendered certificate until the holder thereof shall surrender such certificate in accordance with this ss.2(e). After the surrender of a certificate in accordance with this ss.2(e), the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the Acquiror Shares represented by such certificate. No holder of an unsurrendered certificate shall be entitled, until the surrender of such certificate, to vote the Acquiror Shares into which his or its Company Shares shall have been converted into the right to receive.

               (ii) The Company will cause its transfer agent to furnish promptly to Acquiror a list, as of a recent date, of the record holders of Company Shares and their addresses, as well as mailing labels containing the names and addresses of all record holders of Company Shares and lists of security positions of Company Shares held in stock depositories. The Company will furnish Acquiror with such additional information (including, but not limited to, updated lists of holders of Company Shares and their addresses, mailing labels and lists of security positions) and such other assistance as Acquiror or its agents may reasonably request.

               (iii) Acquiror may cause the Exchange Agent to invest the cash included in the Exchange Fund in one or more investments selected by Acquiror; PROVIDED, HOWEVER, that the terms and conditions of the investments shall be such as to permit the Exchange Agent to make prompt payment of the Merger Consideration as necessary. Acquiror may cause the Exchange Agent to pay over to the Surviving Corporation any net earnings with respect to the investments, and Acquiror will replace promptly any portion of the Exchange Fund which the Exchange Agent loses through investments.

               (iv) Acquiror may cause the Exchange Agent to pay over to the Surviving Corporation any portion of the Exchange Fund (including any earnings thereon) remaining 180 days after the Effective Time, and thereafter all former stockholders of the Company shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) as general creditors thereof with respect to the Merger Consideration and any cash payable upon surrender of their certificates.

               (v) Acquiror shall pay, or shall cause the Surviving Corporation to pay, all charges and expenses of the Exchange Agent.

          (f) CLOSING OF TRANSFER RECORDS. After the Effective Time, no transfer of Company Shares outstanding prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing Acquiror Shares, cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, as provided in ss.2(e).

          3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Acquiror:

               (a) ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of Massachusetts. If applicable to such country, each of the Company's Subsidiaries operating in such country has been duly incorporated or otherwise organized and is validly existing. Each of the Company and its Subsidiaries is duly authorized to conduct business and, if applicable to such country, is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification or failure to be in good standing would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement (a "COMPANY MATERIAL ADVERSE EFFECT"). Each of the Company and its Subsidiaries has full corporate power and corporate authority, and all foreign, federal, state and local governmental permits, licenses and consents, required to carry on the businesses in which it is engaged and to own and use the properties owned and used by it, except for such permits, licenses and consents the failure of which to have would not reasonably be expected to have a Company Material Adverse Effect. The Company does not own any equity interest in any corporation, partnership, limited liability company, joint venture or other legal entity other than the Subsidiaries listed in ss.3(a) of the Company Disclosure Letter accompanying this Agreement (the "COMPANY DISCLOSURE LETTer"). The Company has delivered to the Acquiror a true, complete and correct copy of the articles of incorporation (or comparable charter document) and by-laws, each as amended to date, of Company and all of its Subsidiaries. Neither Company nor any of its Subsidiaries is in violation of any provision of its articles of incorporation (or comparable charter document) or by-laws.

          (b) CAPITALIZATION. The entire authorized capital stock of the Company consists of 7,500,000 shares of preferred stock, $.01 par value per share, none of which are issued and outstanding as of September 25, 1999, 30,000,000 Shares, of which 15,916,570 Shares were issued and outstanding as of September 25, 1999 and 390,769 Shares were held in treasury as of September 25, 1999. All of the issued and outstanding Company Shares have been duly authorized and are validly issued, fully paid and nonassessable, and none have been issued in violation of any preemptive or similar right. As of September 25, 1999, no warrants of the Company were outstanding. As of September 25, 1999, 2,185,776 Shares were subject to issuance pursuant to employee stock options issued under Company Benefit Plans. Except as set forth above or in ss.3(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any outstanding or authorized Stock Rights. Except for stock appreciation rights authorized under Company Benefit Plans, of which none are outstanding, there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company or any of its Subsidiaries. Except as set forth in ss.3(b) of the Company Disclosure Letter, there are no rights, contracts, commitments or arrangements obligating the Company to redeem, purchase or acquire, or offer to purchase, redeem or acquire, any outstanding shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Company.

          (c) SUBSIDIARIES. Except as set forth in ss.3(c) of the Company Disclosure Letter, the Company owns, directly or indirectly, 100% of the outstanding shares of capital stock of each of its Subsidiaries free and clear of any Security Interest and each such share of capital stock has been duly authorized and is validly issued, fully paid and nonassessable, and none of such shares of capital stock has been issued in violation of any preemptive or similar right. No shares of capital stock of, or other equity interests in, any Subsidiary of the Company are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating the Company or any of its Subsidiaries (i) to offer, sell, issue, grant, pledge, dispose of or encumber any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, any of the Subsidiaries of the Company or (ii) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interest in, or any outstanding securities that are convertible into or exchangeable for, any shares of capital stock of, or other equity interests in, any of the Subsidiaries of the Company.

          (d) VOTING ARRANGEMENTS. Except as set forth in ss.3(d) of the Company Disclosure Letter or in Company Reports filed prior to the date hereof, there are no voting trusts, proxies or other similar agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries or with respect to the registration of the offering, sale or delivery of any shares of capital stock of the Company or any of its Subsidiaries under the Securities Act. There are no issued or outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders of the Company may vote.

          (e) AUTHORIZATION OF TRANSACTION. The Company has full power and authority (including full corporate power and corporate authority), and has taken all required action, necessary to properly execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law; PROVIDED, HOWEVER, that the Company cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval of the Company Stockholders.

          (f) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree or other restriction of any government, governmental agency or court of competent jurisdiction (a "GOVERNMENT ENTITY") to which the Company or any of its Subsidiaries is subject or any provision of the charter or by-laws of the Company or any of its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not reasonably be expected to have a Company Material Adverse Effect or except as set forth in ss.3(f) of the Company Disclosure Letter. Other than as required under the provisions of the Hart-Scott-Rodino Act, Foreign Competition Laws, the Massachusetts Business Corporation Law, the Delaware General Corporation Law, Nasdaq, the Securities Exchange Act, the Securities Act and state securities laws, neither the Company nor any of its Subsidiaries needs to give any notice to, make any filing with or obtain any authorization, consent or approval of any Government Entity in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file or to obtain any authorization, consent or approval would not reasonably be expected to have a Company Material Adverse Effect or except as set forth in ss.3(f) of the Company Disclosure Letter. "REQUIRED COMPANY CONSENTS" means any authorization, consent or approval of a Government Entity or other Third Party required to be obtained pursuant to any Foreign Competition Laws or state securities laws or so that a matter set forth in ss.3(f) of the Company Disclosure Letter would not be reasonably expected to have a Company Material Adverse Effect for purposes of this ss.3(f).

          (g) FILINGS WITH THE SEC. The Company has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively, the "COMPANY REPORTS"). Each of the Company Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Company Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (h)  FINANCIAL STATEMENTS.

              (i) The Company has filed an Annual Report on Form 10-K (the "COMPANY 10-K") for the fiscal year ended December 31, 1998 and a Quarterly Report on Form 10-Q (the "COMPANY 10-Q") for the fiscal quarter ended June 26, 1999. The financial statements included in the Company 10-K and the Company 10-Q (including the related notes and schedules) have been prepared from the books and records of the Company and its Subsidiaries in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly in all material respects the financial condition of the Company and its Subsidiaries as of the indicated dates and the results of operations and cash flows of the Company and its Subsidiaries for the periods set forth therein (subject in the case of quarterly financial statements to the absence of complete footnotes and subject to normal year-end audit adjustments).

               (ii) From January 1, 1999 until the date of this Agreement, the Company and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of the Company and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or (B) liabilities disclosed in ss.3(h) of the Company Disclosure Letter or in Company Reports filed prior to the date hereof.

          (i) EVENTS SUBSEQUENT TO JANUARY 1, 1999. From January 1, 1999 to the date of this Agreement, except as disclosed in the Company Reports filed prior to the date hereof or except as set forth in ss.3(i) of the Company Disclosure Letter, (i) the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any transaction other than according to, the ordinary and usual course of such businesses, and (ii) there has not been (A) any change in the financial condition, business or results of operations of the Company or any of its Subsidiaries, or any development or combination of developments relating to the Company or any of its Subsidiaries of which management of the Company has knowledge, and which would reasonably be expected to have a Company Material Adverse Effect; (B) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, or any redemption, repurchase or other reacquisition of any of the capital stock of the Company; (C) any change by the Company in accounting principles, practices or methods materially affecting the reported consolidated assets, liabilities or results of operations of the Company; (D) any increase in the compensation of any officer of the Company or any of its Subsidiaries or grant of any general salary or benefits increase to the employees of the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practices; (E) any issuance or sale of any capital stock or other securities (including any Stock Rights) by the Company or any of its Subsidiaries of any kind, other than upon exercise of Stock Rights issued by or binding upon the Company; (F) any modification, amendment or change to the terms or conditions of any Stock Right; or (G) any split, combination, reclassification, redemption, repurchase or other reacquisition of any capital stock or other securities of the Company or any of its Subsidiaries.

          (j) COMPLIANCE. Except as set forth in ss.3(j) of the Company Disclosure Letter or in Company Reports filed prior to the date hereof, the Company and its Subsidiaries are in compliance with all applicable foreign, federal, state and local laws, rules and regulations and all court orders, judgments and decrees to which any of them is a party, except where the failure to be in compliance would not reasonably be expected to have a Company Material Adverse Effect.

          (k) BROKERS' AND OTHER FEES. Except as set forth in ss.3(k) of the Company Disclosure Letter, none of the Company and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

          (l) LITIGATION AND LIABILITIES. Except as disclosed in ss.3(l) of the Company Disclosure Letter or in Company Reports filed prior to the date hereof, there are (i) no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any facts or circumstances known to the Company which may give rise to an action, suit or proceeding against the Company or any of its Subsidiaries, which would reasonably be expected to have a Company Material Adverse Effect, and (ii) no obligations or liabilities of the Company or any of its Subsidiaries, whether accrued, contingent or otherwise, known to the Company which would reasonably be expected to have a Company Material Adverse Effect.

          (m) TAXES. Except as set forth in ss.3(m) of the Company Disclosure Letter or in Company Reports filed prior to the date hereof, the Company and each of its Subsidiaries have duly filed or caused to be duly filed on their behalf all federal, state, local and foreign Tax Returns required to be filed by them, and have duly paid, caused to be paid or made adequate provision for the payment of all Taxes required to be paid in respect of the periods covered by such Tax Returns, except where the failure to file such Tax Returns or to pay such Taxes would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in ss.3(m) of the Company Disclosure Letter, no claims for Taxes have been asserted against the Company or any of its Subsidiaries and no material deficiency for any Taxes has been proposed, asserted or assessed which has not been resolved or paid in full. To the knowledge of the Company, no Tax Return or taxable period of the Company or any of its Subsidiaries is under examination by any taxing authority, and neither the Company nor any of its Subsidiaries has received written notice of any pending audit by any taxing authority. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return for any period of the Company or any or its Subsidiaries. Except as set forth in ss.3(m) of the Company Disclosure Letter, there are no tax liens other than liens for Taxes not yet due and payable relating to the Company or any of its Subsidiaries. The Company has no reason to believe that any conditions exist that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Except as provided in ss.3(m) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any agreement or contract which would result in payment of any "excess parachute payment" within the meaning of
Section 280G of the Code as of the date of this Agreement. Neither the Company nor any of its Subsidiaries has filed any consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset owned by the Company or any of its Subsidiaries. The Company has not been and is not a United Stated real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. None of the Company or its Subsidiaries (x) has been a member of an "affiliated group," within the meaning of Section 1504(a) of the Code, other than a group the common acquiror of which was the Company or (y) has any liability for the Taxes of any person, other than any of the Company or its Subsidiaries under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local or foreign law) as a transferee, successor, by contract or otherwise.

          (n) FAIRNESS OPINION. Tucker Anthony Cleary Gull has delivered the Company Fairness Opinion to the Company Board, and a true and complete copy thereof has been furnished to Acquiror.

          (o) EMPLOYEE BENEFITS.

              (i) All material pension, profit-sharing, deferred compensation, savings, stock bonus and stock option plans, and all employee benefit plans, whether or not covered by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which are sponsored by the Company, any Subsidiary of the Company or any Company ERISA Affiliate (as defined below) of the Company or to which the Company, any

          Subsidiary of the Company or any Company ERISA Affiliate of the Company makes contributions, and which cover employees of the Company or any Subsidiary (the "COMPANY EMPLOYEES") or former employees of the Company or any Subsidiary, all employment or severance contracts with employees of the Company or its Subsidiaries, and any applicable "change of control" or similar provisions in any plan, contract or arrangement that cover Company Employees (collectively, "COMPANY BENEFIT PLANS" and individually a "COMPANY BENEFIT PLAN") are accurately and completely listed inss.3(o) of the Company Disclosure Letter. No Company Benefit Plan is a multi-employer plan, money purchase plan, defined benefit plan, multiple employer plan or multiple employer welfare arrangement and no Company Benefit Plan is covered by Title IV of ERISA. True and complete copies of all Company Benefit Plans have been provided to Acquiror.

               (ii) All Company Benefit Plans to the extent subject to ERISA, are in compliance in all material respects with ERISA and the rules and regulations promulgated thereunder. Each Company Benefit Plan which is an "employee pension benefit plan" within the meaning of
          Section 3(2) of ERISA ("COMPANY PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), has received a favorable determination letter from the Internal Revenue Service, which determination letter is currently in effect, and there are no proceedings pending or, to the knowledge of the Company, threatened, or any facts or circumstances known to the Company, which are reasonably likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the Company, threatened litigation relating to the Company Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Company Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, is reasonably likely to subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

               (iii) No liability under Title IV of ERISA has been or is reasonably likely to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated Company Benefit Plan that is a "single-employer plan", within the meaning of
          Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered a predecessor of the Company or one employer with the Company under
          Section 4001 of ERISA (a "COMPANY ERISA AFFILIATE"). All contributions required to be made under the terms of any Company Benefit Plan have been timely made or reserves therefor on the balance sheet of the Company have been established, which reserves are adequate. Except as required by Part 6 of Title I of ERISA, the Company does not have any unfunded obligations for retiree health and life benefits under any Company Benefit Plan.

          (p)  MASSACHUSETTS   BUSINESS  CORPORATION   LAW. The  execution  and
delivery of this Agreement and consummation of transactions contemplated hereby will not be subject to Sections 110C-110F of the Massachusetts General Laws in the consummation of the Merger or this Agreement or the transactions contemplated by either thereof.

         (q) YEAR 2000. Except as disclosed in the previously filed Company Reports, the Company's products and information systems are Year 2000 Compliant except to the extent that their failure to be Year 2000 Compliant would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, "YEAR 2000 COMPLIANT" shall mean that a Person's products and information systems accurately process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations.

          (r) ENVIRONMENTAL MATTERS. Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or would not otherwise require disclosure pursuant to the Securities Exchange Act, or are listed in ss.3(r) of the Company Disclosure Letter or described in Company Reports filed prior to the date hereof, (i) each of the Company and its Subsidiaries has complied and is in compliance with all applicable Environmental Laws (as defined below); (ii) the properties currently owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with Hazardous Substances (as defined below); (iii) neither the Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iv) neither the Company nor any or its Subsidiaries has had any release or threat of release of any Hazardous Substance; (v) neither the Company nor any of its Subsidiaries has received any notice, demand, threat, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law (including any claims relating to electromagnetic fields or microwave transmissions); (vi) neither the Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any governmental or regulatory authority of competent jurisdiction or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (vii) there are no circumstances or conditions involving the Company or any of its Subsidiaries that would reasonably be expected to result in any claims, liabilities, investigations, costs or restrictions on the ownership, use or transfer of any of its properties pursuant to any Environmental Law.

                  As used herein, the term "ENVIRONMENTAL LAW" means any federal, state, local, foreign or other law (including common law), statutes, ordinances or codes relating to: (i) the protection, investigation or restoration of the environment, health, safety or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to person or property in connection with any Hazardous Substance.

                  As used  herein,  the term  "HAZARDOUS  SUBSTANCES"  means any substance that is listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon.

          (s) INTELLECTUAL PROPERTY. Except as disclosed in ss.3(s) of the Company Disclosure Letter or in the Company Reports filed prior to the date hereof, the Company and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Company Intellectual Property (as defined below). Except as disclosed in ss.3(s) of the Company Disclosure Letter or in the Company Reports filed prior to the date hereof, the Company and its Subsidiaries (i) have not defaulted in any material respect under any license to use any Company Intellectual Property, (ii) are not the subject of any proceeding or litigation for infringement of any third party intellectual property, (iii) have no knowledge of circumstances that would be reasonably expected to give rise to any such proceeding or litigation and (iv) have no knowledge of circumstances that are causing or would be reasonably expected to cause the loss or impairment of any Company Intellectual Property, other than a default, proceeding, litigation, loss or impairment that is not having or would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  For purposes of this Agreement, "COMPANY INTELLECTUAL PROPERTY" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, copyrights and copyright rights, trade secret and trade secret rights, and other intellectual property rights, and all pending applications for and registrations of any of the foregoing that are individually or in the aggregate material to the conduct of the business of the Company and its Subsidiaries taken as a whole.

          (t) INSURANCE. Except as set forth in ss.3(t) of the Company Disclosure Letter, each of the Company and its Subsidiaries is insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by the Company and its Subsidiaries.

          (u) CERTAIN CONTRACTS. Except as set forth in ss.3(u) of the Company Disclosure Letter, all material contracts to which the Company or any of its Subsidiaries is a party or may be bound that are required by Item 610(b)(10) of Regulation S-K to be filed as exhibits to, or incorporated by reference in, the Company 10-K or the Company 10-Q have been so filed or incorporated by reference. All material contracts to which the Company or any of its Subsidiaries is a party or may be bound that have been entered into as of the date hereof and will be required by Item 610(b)(10) of Regulation S-K to be filed or incorporated by reference into the Company's Quarterly Report on Form 10-Q for the period ending September 30, 1999, but which have not previously been filed or incorporated by reference into any Company Report, are set forth in ss.3(u) of the Company Disclosure Letter. All contracts, licenses, consents, royalty or other agreements which are material to the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party (the "Company Contracts") are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms or, to the extent such invalidity would not reasonably be expected to have a Company Material Adverse Effect and, to the Company's knowledge, neither the Company nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Company Contract, except for defaults which individually and in the aggregate would not reasonably be expected to result in a Company Material Adverse Effect.

          (v) ACCOUNTING AND TAX MATTERS. To the Company's knowledge, neither the Company nor any of its Affiliates has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken or agreed to be taken by Acquiror or any of its Affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

     4.  REPRESENTATIONS AND WARRANTIES OF ACQUIROR.  Acquiror  represents   and
warrants to the Company:

         (a) ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Acquiror has been duly organized, validly existing and in good standing under the laws of the
State of Delaware. If applicable to such country, each of Acquiror's Subsidiaries operating in such country has been duly incorporated or otherwise organized and is validly existing. Each of Acquiror and its Subsidiaries is duly authorized to conduct business and, if applicable to such country, is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification or failure to be in good standing would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Acquiror and its Subsidiaries taken as a whole or on the ability of Acquiror to consummate the transactions contemplated by this Agreement (an "Acquiror Material Adverse Effect"). Each of Acquiror and its Subsidiaries has full corporate power and corporate authority, and all foreign, federal, state and local governmental permits, licenses and consents, required to carry on the businesses in which it is engaged and to own and use the properties owned and used by it, except for such permits, licenses and consents the failure of which to have would not reasonably be expected to have a Acquiror Material Adverse Effect. Acquiror does not own any equity interest in any corporation, partnership, limited liability company, joint venture or other entity other than the Subsidiaries listed in ss.4(a) of Acquiror's disclosure letter accompanying this Agreement (the "ACQUIROR DISCLOSURE LETTER"). Acquiror has delivered to the Company a true, complete and correct copy of its certificate of incorporation and by-laws, each as amended to date. Neither Acquiror nor any of its Subsidiaries is in violation of any provision of its certificate of incorporation (or comparable charter document) or by-laws.

          (b) CAPITALIZATION. The entire authorized capital stock of Acquiror consists of 15,249,599 shares of preferred stock, $.01 par value per share, of which 298,187 shares are issued and outstanding as of September 1, 1999 and no shares of Acquiror preferred stock were held in Treasury as of September 1, 1999, and 29,000,000 Acquiror Shares, of which 11,562,906 Acquiror Shares were issued and outstanding as of September 1, 1999 and no Acquiror Shares were held in treasury on September 1, 1999. All of the issued and outstanding Acquiror
Shares have been duly authorized and are validly issued, fully paid and nonassessable, and none have been issued in violation of any preemptive or similar right. Except as set forth in ss.4(b) of the Acquiror Disclosure Letter, neither Acquiror nor any of its Subsidiaries has any outstanding or authorized Stock Rights. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to Acquiror or any of its Subsidiaries. There are no rights, contracts, commitments or arrangements obligating Acquiror or any of its Subsidiaries to redeem, purchase or acquire, or offer to purchase, redeem or acquire, any outstanding shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of Acquiror. The Acquiror Shares to be issued in connection with the Merger (including the Acquiror Shares to be issued to the holders of Company Shares and the Acquiror Shares to be issued to holders of Stock Rights to purchase or otherwise acquire Company Shares upon the exercise and according to the terms of such Stock Rights) have been duly authorized by all necessary corporate action, and when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and not subject to any preemptive rights, and will be issued in compliance with the requirements of the Securities Act and applicable state securities or Blue Sky laws.

          (c) SUBSIDIARIES. Except as set forth in ss.4(a) of the Acquiror Disclosure Letter, Acquiror, directly or indirectly, owns 100% of the outstanding shares of capital stock of each of its Subsidiaries free and clear of any Security Interest and each such share of capital stock has been duly authorized and is validly issued, fully paid and nonassessable, and none of such shares of capital stock has been issued in violation of any preemptive or similar right. No shares of capital stock of, or other equity interests in, any Subsidiary of Acquiror are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating Acquiror or any of its Subsidiaries (i) to offer, sell, issue, grant, pledge, dispose of or encumber any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, any of the Subsidiaries of Acquiror or (ii) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interest in, or any outstanding securities that are convertible into or exchangeable for, any shares of capital stock of, or other equity interests in, any of the Subsidiaries of Acquiror.

          (d) VOTING ARRANGEMENTS. There are no voting trusts, proxies or other similar agreements or understandings to which Acquiror or any of its Subsidiaries is a party or by which Acquiror or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of Acquiror or any of its Subsidiaries. There are no issued or outstanding bonds, debentures, notes or other indebtedness of Acquiror having the right to vote on any matters on which stockholders of Acquiror may vote.

          (e) AUTHORIZATION OF TRANSACTION. Acquiror has full power and authority (including full corporate power and corporate authority), and has taken all required action, necessary to properly execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement constitutes the valid and legally binding obligation of Acquiror, enforceable in accordance with its terms and conditions, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law; PROVIDED, HOWEVER, that Acquiror cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval of the Acquiror Stockholders.

          (f) NONCONTRAVENTION. Except as disclosed in ss.4(h) of the Acquiror Disclosure Letter, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree or other restriction of any Government Entity to which Acquiror or any of its Subsidiaries is subject or any provision of the charter or by-laws of Acquiror or any of its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which either Acquiror or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject, except in the case of clause
(ii) where the violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice would not reasonably be expected to have a Acquiror Material Adverse Effect. Other than as required under the provisions of the Hart-Scott-Rodino Act, Foreign Competition Laws, Nasdaq, the Securities Exchange Act, the Securities Act and state securities laws neither Acquiror nor any of its Subsidiaries needs to give any notice to, make any filing with or obtain any authorization, consent or approval of any Government Entity in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file or to obtain any authorization, consent or approval would not reasonably be expected to have a Acquiror Material Adverse Effect or except as set forth in ss.4(f) of the Acquiror Disclosure Letter. "Required Acquiror Consents" means any authorization, consent or approval of a Government Entity or other Third Party required to be obtained pursuant to any Foreign Competition Laws or state securities laws or so that a matter set forth in ss. 4(f) of the Acquiror
Disclosure Letter would not be reasonably expected to have a Acquiror Material Adverse Effect for purposes of this ss.4(f).

          (g) FILINGS WITH THE SEC. Acquiror has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively, the "Acquiror Reports"). Each of the Acquiror Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Acquiror Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (h)  FINANCIAL STATEMENTS.

               (i) Acquiror has filed an Annual Report on Form 10-K (the "ACQUIROR 10-K") for the fiscal year ended December 31, 1998 and a Quarterly Report on Form 10-Q (the "ACQUIROR 10-Q") for the fiscal quarter ended June 30, 1999. The financial statements included in the Acquiror 10-K and the Acquiror 10-Q (including the related notes and schedules) have been prepared from the books and records of Acquiror and its Subsidiaries in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly in all material respects the financial condition of Acquiror and its Subsidiaries as of the indicated dates and the results of operations and cash flows of Acquiror and its Subsidiaries for the periods set forth therein (subject in the case of quarterly financial statements to the absence of complete footnotes and subject to normal year-end audit adjustments).

               (ii) From January 1, 1999 until the date of this Agreement, Acquiror and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of Acquiror and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business that would not, individually or in the aggregate, reasonably be expected to have a Acquiror Material Adverse Effect or (B) liabilities disclosed in ss.4(h) of the Acquiror Disclosure Letter or in Acquiror Reports filed prior to the date hereof.

          (i) EVENTS SUBSEQUENT TO JANUARY 1, 1999. From January 1, 1999 to the date of this Agreement, except as disclosed in the Acquiror Reports filed prior to the date hereof or except as set forth in ss. 4(i) of the Acquiror Disclosure Letter, (i) Acquiror and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any transaction other than according to, the ordinary and usual course of such businesses, and (ii) there has not been (A) any change in the financial condition, business or results of operations of Acquiror or any of its Subsidiaries, or any development or combination of developments relating to Acquiror or any of its Subsidiaries of which management of Acquiror has knowledge, and which would reasonably be expected to have an Acquiror Material Adverse Effect; (B) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of Acquiror, or any redemption, repurchase or other reacquisition of any of the capital stock of Acquiror; (C) any change by Acquiror in accounting principles, practices or methods; (D) any increase in the compensation of any officer of Acquiror or any of its Subsidiaries or grant of any general salary or benefits increase to the employees of Acquiror or any of its Subsidiaries other than in the ordinary course of business consistent with past practices; (E) any issuance or sale of any capital stock or other securities (including any Stock Rights) by Acquiror or any of its Subsidiaries of any kind, other than upon exercise of Stock Rights issued by or binding upon Acquiror; (F) any modification, amendment or change to the terms or conditions of any Stock Right; or (G) any split, combination, reclassification, redemption, repurchase or other reacquisition of any capital stock or other securities of Acquiror or any of its Subsidiaries.

          (j) COMPLIANCE. Except as set forth in ss.4(j) of the Acquiror Disclosure Letter or in Acquiror Reports filed prior to the date hereof, Acquiror and its Subsidiaries are in compliance with all applicable foreign, federal, state and local laws, rules and regulations and all court orders, judgments and decrees to which any of them is a party except where the failure to be in compliance would not reasonably be expected to have a Acquiror Material Adverse Effect.

          (k) BROKERS' AND OTHER FEES. Except as set forth in ss.4(k) of the Acquiror Disclosure Letter, none of Acquiror and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

          (l) LITIGATION AND LIABILITIES. Except as disclosed in ss.4(l) of the Acquiror Disclosure Letter or in Acquiror Reports filed prior to the date hereof, there are (i) no actions, suits or proceedings pending or, to the knowledge of Acquiror, threatened against Acquiror or any of its Subsidiaries, or any facts or circumstances known to Acquiror which may give rise to an action, suit or proceeding against Acquiror or any of its Subsidiaries, which would reasonably be expected to have a Acquiror Material Adverse Effect and (ii) no obligations or liabilities of Acquiror or any of its Subsidiaries, whether accrued, contingent or otherwise, to Acquiror which would reasonably be expected to have an Acquiror Material Adverse Effect.

          (m) TAXES. Except as set forth in ss.4(m) of the Acquiror Disclosure Letter or in Acquiror Reports filed prior to the date hereof, Acquiror and each of its Subsidiaries have duly filed or caused to be duly filed on their behalf all federal, state, local and foreign Tax Returns required to be filed by them, and have duly paid, caused to be paid or made adequate provision for the payment of all Taxes required to be paid in respect of the periods covered by such Tax Returns, except where the failure to file such Tax Returns or pay such Taxes would not reasonably be expected to have an Acquiror Material Adverse Effect. Except as set forth in ss.4(m) of the Acquiror Disclosure Letter, no claims for Taxes have been asserted against Acquiror or any of its Subsidiaries and no material deficiency for any Taxes has been proposed, asserted or assessed which has not been resolved or paid in full. To the knowledge of Acquiror, no Tax Return or taxable period of Acquiror or any of its Subsidiaries is under examination by any taxing authority, and neither Acquiror nor any of its Subsidiaries has received written notice of any pending audit by any taxing authority. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return for any period of Acquiror or any or its Subsidiaries. Except as set forth in ss.4(m) of the Acquiror Disclosure Letter, there are no tax liens other than liens for Taxes not yet due and payable relating to Acquiror or any of its Subsidiaries. Acquiror has no reason to believe that any conditions exist that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Neither Acquiror nor any of its Subsidiaries is a party to any agreement or contract which would result in payment of any "excess parachute payment" within the meaning of Section 280G of the Code as a result of the transactions contemplated hereby. Neither Acquiror nor any of its Subsidiaries has filed any consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset owned by Acquiror or any of its Subsidiaries. Acquiror has not been and is not a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. None of Acquiror or its Subsidiaries (x) has been a member of an "affiliated group," within the meaning of Section 1504(a) of the Code, other than a group the common acquiror of which was the Acquiror or (y) has any liability for the Taxes of any person, other than any of Acquiror or its Subsidiaries under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local or foreign law) as a transferee, successor, by contract or otherwise.

          (n)  FAIRNESS OPINION. Kaufman   Brothers,  L.P.  has  delivered   the
Acquiror Fairness Opinion to the Acquiror Board, and a true and complete copy thereof has been furnished to the Company.

          (o)   EMPLOYEE BENEFITS.

                (i) All pension, profit-sharing, deferred compensation, savings, stock bonus and stock option plans, and all employee benefit plans, whether or not covered by ERISA which are sponsored by Acquiror, any Subsidiary of Acquiror or any Acquiror ERISA Affiliate (as defined below) of Acquiror or to which Acquiror, any Subsidiary of Acquiror or any Acquiror ERISA Affiliate of Acquiror makes contributions, and which cover employees of Acquiror or any Subsidiary of Acquiror (the "ACQUIROR EMPLOYEES") or former employees of Acquiror or any Subsidiary of Acquiror, all employment or severance contracts with employees of Acquiror or any Subsidiary of Acquiror, and any applicable "change of control" or similar provisions in any plan, contract or arrangement that cover Acquiror Employees (collectively, "ACQUIROR BENEFIT PLANS" and individually a "ACQUIROR BENEFIT PLAN") are accurately and completely listed inss.4(o) of the Acquiror Disclosure Letter. No Acquiror Benefit Plan is a multi-employer plan, money purchase plan, defined benefit plan, multiple employer plan or multiple employer welfare arrangement and no Acquiror Benefit Plan is covered by Title IV of ERISA. True and complete copies of all Acquiror Benefit Plans (other than medical and other similar welfare plans made generally available to all Acquiror Employees) have been made available to the Company.

               (ii) All Acquiror Benefit Plans to the extent subject to ERISA, are in compliance in all material respects with ERISA and the rules and regulations promulgated thereunder. Each Acquiror Benefit Plan which is an "employee pension benefit plan" within the meaning of
          Section 3(2) of ERISA ("ACQUIROR PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, which determination letter is currently in effect, and there are no proceedings pending or, to the knowledge of Acquiror, threatened, or any facts or circumstances known to Acquiror, which are reasonably likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of Acquiror, threatened litigation relating to the Acquiror Benefit Plans. Neither Acquiror nor any of its Subsidiaries has engaged in a transaction with respect to any Acquiror Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, is reasonably likely to subject Acquiror or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

               (iii) No liability under Title IV of ERISA has been or is reasonably likely to be incurred by Acquiror or any of its Subsidiaries with respect to any ongoing, frozen or terminated Acquiror Benefit Plan that is a "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered a predecessor of Acquiror or one employer with Acquiror under Section 4001 of ERISA (a "ACQUIROR ERISA AFFILIATE"). All contributions required to be made under the terms of any Acquiror Benefit Plan have been timely made or reserves therefor on the balance sheet of Acquiror have been established, which reserves are adequate. Except as required by Part 6 of Title I of ERISA, Acquiror does not have any unfunded obligations for retiree health and life benefits under any Acquiror Benefit Plan.

               (iv) Acquiror and its Subsidiaries have not incurred any liability under, and have complied in all material respects with, the WARN Act, and no fact or event exists that could give rise to liability under such act.

          (p) YEAR 2000. Except as disclosed in the previously filed Acquiror Reports, Acquiror's products and information systems are Year 2000 Compliant except to the extent that their failure to be Year 2000 Compliant would not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect.

          (q) ENVIRONMENTAL MATTERS. Except for such matters that, individually or in the aggregate, would not reasonably be expected to have an Acquiror Material Adverse Effect or would not otherwise require disclosure pursuant to the Securities Exchange Act, or are listed in ss.4(q) of the Acquiror Disclosure Letter or described in Acquiror Reports filed prior to the date hereof, (i) each of Acquiror and its Subsidiaries has complied and is in compliance with all applicable Environmental Laws; (ii) the properties currently owned or operated by Acquiror or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with Hazardous Substances (as defined below); (iii) neither Acquiror nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iv) neither Acquiror nor any or its Subsidiaries has had any release or threat of release of any Hazardous Substance; (v) neither Acquiror nor any of its Subsidiaries has received any notice, demand, threat, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law (including any claims relating to electromagnetic fields or microwave transmissions); (vi) neither Acquiror nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any governmental or regulatory authority of competent jurisdiction or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (vii) there are no circumstances or conditions involving Acquiror or any of its Subsidiaries that would reasonably be expected to result in any claims, liabilities, investigations, costs or restrictions on the ownership, use or transfer of any of its properties pursuant to any Environmental Law.

          (r) INTELLECTUAL PROPERTY. Except as disclosed in ss.4(r) of the Acquiror Disclosure Letter or in the Acquiror Reports filed prior to the date hereof, Acquiror and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Acquiror Intellectual Property (as defined below). Except as disclosed in ss.4(r) of the Acquiror Disclosure Letter or in the Acquiror Reports filed prior to the date hereof, Acquiror and its Subsidiaries (i) have not defaulted in any material respect under any license to use any Acquiror Intellectual Property, (ii) are not the subject of any proceeding or litigation for infringement of any third party intellectual property, (iii) have no knowledge of circumstances that would be reasonably expected to give rise to any such proceeding or litigation and (iv) have no knowledge of circumstances that are causing or would be reasonably expected to cause the loss or impairment of any Acquiror Intellectual Property, other than a default, proceeding, litigation, loss or impairment that is not having or would not be reasonably expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

                  For purposes of this Agreement, "ACQUIROR INTELLECTUAL PROPERTY" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, copyrights and copyright rights, trade secret and trade secret rights, and other intellectual property rights, and all pending applications for and registrations of any of the foregoing that are individually or in the aggregate material to the conduct of the business of Acquiror and its Subsidiaries taken as a whole.

          (s) INSURANCE. Except as set forth in ss.4(s) of the Acquiror Disclosure Letter, each of Acquiror and its Subsidiaries is insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Acquiror and its Subsidiaries.

          (t) CERTAIN CONTRACTS. Except as set forth in ss.4(t) of the Acquiror Disclosure Letter, all material to which Acquiror or any of its Subsidiaries is a party or may be bound that are required by Item 610(b)(10) of Regulation S-K to be filed as exhibits to, or incorporated by reference in, the Acquiror 10-K or the Acquiror 10-Q have been so filed or incorporated by reference. All material contracts to which Acquiror or any of its Subsidiaries is a party or may be bound that have been entered into as of the date hereof and will be required by Item 610(b)(10) of Regulation S-K to be filed or incorporated by reference into Acquiror's Quarterly Report on Form 10-Q for the period ending September 30, 1999, but which have not previously been filed or incorporated by reference into any Acquiror Reports, are set forth in ss.4(t) of the Acquiror Disclosure Letter. All contracts, licenses, consents, royalty or other agreements which are material to Acquiror and its Subsidiaries, taken as a whole, to which Acquiror or any of its Subsidiaries is a party (the "ACQUIROR CONTRACTS") are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms or, to the extent such invalidity would not reasonably be expected to have an Acquiror Material Adverse Effect and, to Acquiror's knowledge, neither Acquiror nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Acquiror Contract, except for defaults which individually and in the aggregate would not reasonably be expected to result in an Acquiror Material Adverse Effect.

          (u) ACCOUNTING AND TAX MATTERS. To Acquiror's knowledge, neither Acquiror nor any of its Affiliates has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken or agreed to be taken by the Company or any of its Affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

     5. COVENANTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement through and including the Effective Time (except for ss.5(j), ss.5(l) and ss.5(q), which will apply from and after the Effective Time in accordance with their respective terms and ss.5(p) which will apply from the date hereof and shall survive after the Closing).

          (a) GENERAL. Each of the Parties will use all reasonable efforts to take all actions and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.6 below).

          (b) NOTICES AND CONSENTS. The Company and Acquiror will give any notices (and will cause each of their respective Subsidiaries to give any notices) to third parties, and will use all reasonable efforts to obtain (and will cause each of their respective Subsidiaries to use all reasonable efforts to obtain) any third-party consents, that may be required in connection with the matters referred to in ss.3(f) and ss.4(f) above (regardless of whether the failure to give such notice or obtain such consent would result in a Company Material Adverse Effect or a Acquiror Material Adverse Effect).

          (c) REGULATORY MATTERS AND APPROVALS. Each of the Parties, promptly after the date hereof, will (and the Company, promptly after the date hereof, will cause each of its Subsidiaries to) give any notices to, make any filings with and use all reasonable efforts to obtain any authorizations, consents and approvals of Government Entities in connection with the matters referred to in ss.3(f) and ss.4(f) above. Without limiting the generality of the foregoing:

               (i) FEDERAL SECURITIES LAWS. As promptly as practicable following the date hereof, Acquiror shall, in cooperation with the Company, prepare and file with the SEC preliminary proxy materials which shall constitute the Joint Proxy Statement/Prospectus (such proxy statement/prospectus, and any amendments or supplements thereto, the "JOINT PROXY STATEMENT/PROSPECTUS") and a registration statement on Form S-4 with respect to the issuance of Acquiror Shares in connection with the Merger (such registration statement, and any amendments or supplements thereto, the "REGISTRATION STATEMENT"), and file with state securities administrators such registration statements or other documents as may be required under applicable blue sky laws to qualify or register such Acquiror Shares in such states as are designated by the Company (the "BLUE SKY FILINGS"). The Joint Proxy Statement/Prospectus will be included in the Registration Statement as Acquiror's prospectus. The Registration Statement and the Joint Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Acquiror shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after filing with the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Acquiror agrees that none of the information supplied or to be supplied by Acquiror for inclusion or incorporation by reference in the Registration Statement and/or the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Special Meeting or the Acquiror Special Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees that none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Special Meeting or the Acquiror Special Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to Acquiror and the Acquiror Special Meeting will be deemed to have been supplied by Acquiror, and information concerning or related to the Company and the Company Special Meeting shall be deemed to have been supplied by the Company. Acquiror will provide the Company with a reasonable opportunity to review and comment on the Joint Proxy Statement/Prospectus and any amendment or supplement thereto prior to filing such with the SEC, will provide the Company with a copy of all such filings concurrent with their filing with the SEC and will notify the Company as promptly as practicable after the receipt of any comments from the SEC or its staff or from any state securities administrators and of any request by the SEC or its staff or by any state securities administrators for amendments or supplements to the Registration Statement or any Blue Sky Filings or for additional information, and will supply the Company and its legal counsel with copies of all correspondence between Acquiror or any of its representatives, on the one hand, and the SEC, its staff or any state securities administrators, on the other hand, with respect to the Registration Statement. No change, amendment or supplement to the information supplied by the Company for inclusion in the Joint Proxy Statement/Prospectus shall be made without the approval of the Company, which approval shall not be unreasonably withheld or delayed. If, at any time prior to the Effective Time, any event relating to the Company or Acquiror or any of their respective Affiliates, officers or directors is discovered by the Company or Acquiror, as the case may be, that is required by the Securities Act or the Securities Exchange Act to be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, the Company or Acquiror, as the case may be, will as promptly as practicable inform the other, and such amendment or supplement will be promptly filed with the SEC and disseminated to the stockholders of the Company and Acquiror, to the extent required by applicable securities laws. All documents which the Company or Acquiror files or is responsible for filing with the SEC and any other regulatory agency in connection with the Merger (including, without limitation, the Registration Statement and the Joint Proxy Statement/Prospectus) will comply as to form and content in all material respects with the provisions of applicable law. Notwithstanding the foregoing, the Company, on the one hand, and Acquiror, on the other hand, make no representations or warranties with respect to any information that has been supplied in writing by the other, or the other's auditors, attorneys or financial advisors, specifically for use in the Registration Statement or the Joint Proxy Statement/Prospectus, or in any other documents to be filed with the SEC or any other regulatory agency expressly for use in connection with the transactions contemplated hereby.

               (ii) STATE CORPORATION LAW. The Company will take all action, to the extent necessary in accordance with applicable law, its certificate of incorporation and by-laws to convene a special meeting of its stockholders (the "COMPANY SPECIAL MEETING"), as soon as reasonably practicable in order that its stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Massachusetts Business Corporation Law. Acquiror will take all action, to the extent necessary in accordance with applicable law, its certificate of incorporation and by-laws to convene a special meeting of its stockholders (the "ACQUIROR SPECIAL MEETING"), as soon as reasonably practicable in order that its stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Delaware

          Business Corporation Law, the issuance of Acquiror Shares in connection with the Merger as provided in this Agreement as required by the rules of Nasdaq and an amendment to the certificate of incorporation of Acquiror to increase the number of authorized Acquiror Shares. The Company and Acquiror shall mail the Joint Proxy Statement/Prospectus to their respective stockholders simultaneously and as soon as reasonably practicable. Subject toss.5(h)(iv) and ss.5(i)(iv) below, the Joint Proxy Statement/Prospectus shall contain the affirmative unanimous recommendations of the Company Board in favor of the adoption of this Agreement and the approval of the Merger and of the Acquiror Board in favor of issuance of Acquiror Shares in connection with the Merger as provided in the Agreement as required by the rules of Nasdaq and the increase in the number of authorized Acquiror Shares in accordance with the Delaware General Corporation Law.

               (iii) PERIODIC REPORTS. Each of the Parties and its counsel shall be given an opportunity to review each Form 10-K and Form 10-Q (and any amendments thereto) to be filed by the other Party under the Securities Exchange Act prior to their being filed with the SEC and Nasdaq, and shall be provided with final copies thereof concurrently with their filing with the SEC.

          (d)  OPERATION OF THE COMPANY'S BUSINESS.  Except as set forth in ss.5
(d) of the Company Disclosure Letter or as otherwise expressly contemplated by this Agreement, the Company will not (and will not cause or permit any of its Subsidiaries to), without the written consent of Acquiror, take any action or enter into any transaction other than in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, except as expressly provided in this Agreement or ss.5(d) of the Company Disclosure Letter, without the written consent of Acquiror:

               (i) none of the Company and its Subsidiaries will authorize or effect any change in its charter or by-laws or comparable organizational document;

               (ii) none of the Company and its Subsidiaries will grant any Stock Rights or issue, sell, authorize or otherwise dispose of any of its capital stock, (x) except upon the conversion or exercise of Stock Rights outstanding as of the date of this Agreement and (y) except for stock options issued to employees of the Company and its Subsidiaries in a manner consistent with past practice which (I) do not provide for the issuance of more than 200,000 Company Shares in any calendar quarter, (II) are issued only to new employees and employees promoted after the date hereof, (III) are issued at not less than the market price of the Company Stock on the date of grant, (IV) are not issued to any executive officer or director of the Company and (V) do not provide for accelerated vesting as a result of the Merger;

               (iii) none of the Company and its Subsidiaries will sell, lease, encumber or otherwise dispose of, or otherwise agree to sell, lease, encumber or otherwise dispose of, any of its assets which are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, other than equipment sales from inventory arising in the ordinary course of business consistent with past practice;

               (iv) none of the Company and its Subsidiaries (other than wholly-owned Subsidiaries) will declare, set aside or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind);

               (v) none of the Company and its Subsidiaries will split, combine or reclassify any of its capital stock or redeem, repurchase or otherwise acquire any of its capital stock;

               (vi) none of the Company and its Subsidiaries will acquire or agree to acquire by merger or consolidation with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business of any Person or division thereof or otherwise acquire or agree to acquire any assets (other than assets used in the operation of the business of the Company and its Subsidiaries in the ordinary course consistent with past practice);

               (vii) none of Company or its Subsidiaries will incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business consistent with past practice and which, together with all such expenditures incurred or committed since January 1, 1999, are not in excess of the respective amounts by category or in the aggregate set forth in the Company's capital expenditure budget, as previously disclosed to Acquiror or, if the Closing Date has not occurred prior to December 31, 1999, such additional amounts for any subsequent period as may be consented to by Acquiror, such consent not to be unreasonably withheld, or, if Acquiror shall not have so consented, an amount not greater than an amount equal to a pro rata portion of the Company's 1999 capital expenditure budget;

               (viii) none of the Company or its Subsidiaries will (x) other than in connection with actions permitted byss.5(d)(vi), make any loans, advances or capital contributions to, or investments in, any other Person, other than by the Company or a Subsidiary of the Company to or in the Company or any Subsidiary of the Company, (y) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice or (z) other than in connection with actions permitted byss.5(d)(vi), create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, Security Interests, loans or advances not in existence as of the date of this Agreement except pursuant to the credit facilities, indentures and other arrangements in existence on the date of this Agreement and incurred in the ordinary course of business consistent with past practice, and any other indebtedness existing on the date of this Agreement, in each case as such credit facilities, indentures, other arrangements and other existing indebtedness may be amended, extended, modified, refunded, renewed or refinanced after the date of this Agreement, but only if the aggregate principal amount thereof is not increased thereby, the term thereof is not extended thereby and the other terms and conditions thereof, taken as a whole, are not less advantageous to the Company and its Subsidiaries than those in existence as of the date of this Agreement;

               (ix) none of the Company and its Subsidiaries will make any change in employment terms for any of its directors, officers and employees other than (A) customary increases to employees whose total annual cash compensation is less than $120,000 awarded in the ordinary course of business consistent with past practices, and (B) customary employee bonuses (including to employees who are officers) approved by the Company Board and paid in the ordinary course of business consistent with past practices and (C) immaterial changes to Company Benefit Plans;

               (x) except as disclosed in the Company Reports filed prior to the date of this Agreement, the Company will not change its methods of accounting in effect at December 31, 1998 in a manner materially affecting the consolidated assets, liabilities or results of operations of the Company, except as required by changes in GAAP as concurred in by the Company's independent auditors, and the Company will not (i) change its fiscal year or (ii) make any material tax election, other than in the ordinary course of business consistent with past practice; and

               (xi) none of the Company and its Subsidiaries will resolve or commit to any of the foregoing.

          In the event the Company shall request Acquiror to consent in writing to an action otherwise prohibited by this ss.5(d), Acquiror shall use reasonable efforts to respond in a prompt and timely fashion (but in no event later than ten (10) business days following such request), but may otherwise respond affirmatively or negatively in its sole discretion.

          (e) OPERATION OF ACQUIROR'S BUSINESS. Except as set forth in ss.5(e) of the Acquiror Disclosure Letter or as otherwise contemplated by this
Agreement:

               (i) none of Acquiror and its Subsidiaries will authorize or effect any change in its charter or by-laws or comparable organizational document except for such amendments to its charter, by-laws or other comparable charter or organizational documents that do not have an adverse affect on the Merger and the other transactions contemplated hereby;

               (ii)  none of Acquiror and its Subsidiaries  will grant any Stock
          Rights or issue, sell, authorize or otherwise dispose of any of its capital stock, except (x) upon the conversion or exercise of Stock Rights outstanding as of the date of this Agreement or issued pursuant to the following clauses (y) and (z); (y) stock options issued to employees of the Acquiror and its Subsidiaries in a manner consistent with past practice which (I) do not provide for the issuance of more than 200,000 Acquiror Shares in any calendar quarter, (II) are issued only to new employees and employees promoted after the date hereof,
          (III) are issued at not less than the market price of the Acquiror Stock on the date of grant, (IV) are not issued to any executive officer or director of the Acquiror and (V) do not provide for accelerated vesting as a result of the Merger; and (z) Stock Rights and capital stock issued as consideration for acquisitions as permitted byss.5(e)(vi);

               (iii) none of Acquiror and its Subsidiaries will sell, lease, encumber or otherwise dispose of, or otherwise agree to sell or otherwise dispose of, any of its assets which are material, individually or in the aggregate, to Acquiror and its Subsidiaries taken as a whole, other than equipment sales from inventory arising in the ordinary course of business consistent with past practice;

               (iv) none of Acquiror and its Subsidiaries (other than wholly owned Subsidiaries) will declare, set aside or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind);

               (v)     none  of  Acquiror  and  its  Subsidiaries   will  split,
          combine or reclassify any of its capital stock or redeem, repurchase or otherwise acquire any of its capital stock;

               (vi)    without  Prior Consultation,  none  of  Acquiror and  its
          Subsidiaries will acquire or agree to acquire by merger or consolidation with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business of any Person or division thereof or otherwise acquire or agree to acquire any substantial assets in a single transaction or series of related transactions;

               (vii) without Prior Consultation, none of Acquiror or its Subsidiaries will incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business consistent with past practice;

               (viii) without Prior Consultation, none of Acquiror or its Subsidiaries will (A) other than in connection with actions permitted by ss.5(e)(vii), make any loans, advances or capital contributions to, or investments in, any other Person, other than by Acquiror or a Subsidiary of Acquiror to or in Acquiror or any Subsidiary of Acquiror, (B) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than loans, advances, capital contributions, investments, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice or (C) other than in connection with actions permitted byss.5(e)(vii), create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, Security Interests, loans or advances not in existence as of the date of this Agreement except pursuant to the credit facilities, indentures and other arrangements in existence on the date of this Agreement and incurred in the ordinary course of business consistent with past practice, and any other indebtedness existing on the date of this Agreement, in each case as such credit facilities, indentures, other arrangements and other existing indebtedness may be amended, extended, exchanged, modified, refunded, renewed or refinanced after the date of this Agreement, but only if the aggregate principal amount thereof is not increased thereby, the term thereof is not extended thereby and the other terms and conditions thereof, taken as a whole, are not less advantageous to Acquiror and its Subsidiaries than those in existence as of the date of this Agreement;

               (ix) none of the Acquiror and its Subsidiaries will make any change in employment terms for any of its directors, officers and employees other than (A) customary increases to employees whose total annual cash compensation is less than $120,000 awarded in the ordinary course of business consistent with past practices, and (B) customary employee bonuses (including to employees who are officers) approved by the Acquiror Board and paid in the ordinary course of business consistent with past practices and (C) immaterial changes to Acquiror Benefit Plans;

               (x) Acquiror will not change its methods of accounting in effect at December 31, 1998 in a manner materially affecting the consolidated assets, liabilities or operating results of Acquiror, except as required by changes in GAAP as concurred in by Acquiror's independent auditors, and Acquiror will not (i) change its fiscal year or (ii) make any material tax election, other than in the ordinary course of business consistent with past practice; and

               (xi) none of Acquiror and its Subsidiaries will resolve or commit to any of the foregoing (A) which requires the Company's consent unless it has obtained such consent or (B) which requires Prior Consultation unless it has afforded Prior Consultation.

          In the event Acquiror shall request the Company to consent in writing to an action otherwise prohibited by this ss. 5(e), the Company shall use reasonable efforts to respond in a prompt and timely fashion (but in no event later than ten (10) business days following such request), but may otherwise respond affirmatively or negatively in its sole discretion.

          (f)  ACCESS.  Each Party will (and will cause each of its Subsidiaries
to) permit representatives of the other Party to have access at all reasonable times and in a manner so as not to materially interfere with the normal business operations of the Company and its Subsidiaries, or Acquiror and its
Subsidiaries, as applicable, to all premises, properties, personnel, books, records (including without limitation tax and financial records), contracts and documents of or pertaining to such Party. Each Party and all of its respective representatives will treat and hold as such any Confidential Information it receives from the other Party or any of its representatives in accordance with the Confidentiality Agreement.

          (g) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in ss.3 and ss.4 above. No disclosure by any Party pursuant to this ss.5(g), however, shall be deemed to amend or supplement the Company Disclosure Letter or Acquiror Disclosure Letter or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

          (h)  COMPANY EXCLUSIVITY.

               (i) The Company shall, and shall cause its Subsidiaries and Representatives to, immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by the Company, its Subsidiaries or any of their respective Affiliates, officers, directors, employees, financial advisors, agents or representatives (each a "REPRESENTATIVE") with respect to any proposed, potential or contemplated Acquisition Proposal.

               (ii) From and after the date hereof, without the prior written consent of Acquiror, the Company will not authorize or permit any of its Subsidiaries to, and shall cause any and all of its Representatives not to, directly or indirectly, (A) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, an Acquisition Proposal, or (B) engage in negotiations or discussions with any Third Party concerning, or provide any non-public information to any person or entity relating to, an Acquisition Proposal, or (C) enter into any letter of intent, agreement in principle or any acquisition agreement or other similar agreement with respect to any Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in thisss.5(h)(ii) shall prevent the Company or the Company Board prior to receipt of the Requisite Stockholder Approval of the Company Stockholders, from furnishing non-public information to, or entering into discussions or negotiations with, any Third Party in connection with an unsolicited, bona fide written proposal for an Acquisition Proposal by such Third Party, if and only to the extent that (1) such Third Party has made a written proposal to the Company Board to consummate an Acquisition Proposal, (2) the Company Board determines in good faith, based upon the advice of a financial advisor of nationally recognized reputation, that such Acquisition Proposal is reasonably capable of being completed on substantially the terms proposed, and would, if consummated, result in a transaction that would provide greater value to the holders of the Company Shares than the transaction contemplated by this Agreement (a "SUPERIOR Proposal"), (3) the failure to take such action would, in the reasonable good faith judgment of the Company Board, based upon a written opinion of Company outside legal counsel, be a violation of its fiduciary duties to the Company's stockholders under applicable law, and (4) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person, the Company Board receives from such Person an executed confidentiality agreement with material terms no less favorable to the Company than those contained in the Confidentiality Agreement and provides prior notice of its decision to take such action to Acquiror. The Company agrees not to release any Third Party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless the failure to take such action would, in the reasonable good faith judgment of the Company Board, based upon written opinion of Company outside legal counsel, be a violation of its fiduciary duties to the Company Stockholders under applicable law and such action is taken prior to receipt of the Requisite Stockholder Approval of the Company Stockholders. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any of its Subsidiaries shall be deemed to be a breach of thisss.5(h) by the Company.

               (iii) The Company shall notify Acquiror promptly after receipt by the Company or the Company's knowledge of the receipt by any of its Representatives of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company by any Person that informs such party that it is considering making or has made an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. The Company shall keep Acquiror informed of the status (including any change to the material terms) of any such Acquisition Proposal or request for non-public information.

               (iv) The Company Board may not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Acquiror, the approval or recommendation by the Company Board of this Agreement or the Merger unless, following the receipt of a Superior Proposal but prior to receipt of the Requisite Stockholder Approval of the Company Stockholders, in the reasonable good faith judgment of the Company Board, based upon the written opinion of Company's outside legal counsel, the failure to do so would be a violation of the Company Board's fiduciary duties to the Company's stockholders under applicable law; PROVIDED, HOWEVER, that, the Company Board shall submit this Agreement and the Merger to the Company's stockholders for adoption and approval, whether or not the Company Board at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that the stockholders of the Company reject it or otherwise modifies or withdraws its recommendation. Unless the Company Board has withdrawn its recommendation of this Agreement in compliance herewith, the Company shall use its best efforts to solicit from the Company's stockholders proxies in favor of the adoption and approval of this Agreement and the Merger and to secure the vote or consent of the Company's stockholders required by the Massachusetts Business Corporation Law and its articles of incorporation and by-laws to adopt and approve this Agreement and the Merger.

          (i)   ACQUIROR EXCLUSIVITY.

                (i) Acquiror shall, and shall cause its Subsidiaries and Representatives to, immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by Acquiror, its

          Subsidiaries or any of its Representatives with respect to any proposed, potential or contemplated Acquiror Acquisition Proposal the consummation of which would be reasonably expected to (x) result in a material delay in the Effective Time or (y) materially and adversely impact the likelihood of obtaining any Required Company Consent or Required Acquiror Consent other than those the failures to obtain would not result in either a Company Material Adverse Effect or a Acquiror Material Adverse Effect (a "PROHIBITED ACQUIROR ACQUISITION PROPOSAL").

               (ii) From and after the date hereof, Acquiror will notify the Company of any Acquiror Acquisition Proposal of which notice is given to the Acquiror Board. Such notice to the Company will be made promptly after such notice to the Acquiror Board, but will be conditional upon an appropriate confidentiality Agreement. Without the prior written consent of the Company, Acquiror will not authorize or permit any of its Subsidiaries to, and shall cause any and all of its Representatives not to, directly or indirectly, (A) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a Prohibited Acquiror Acquisition Proposal, or (B) engage in negotiations or discussions with any Acquiror Third Party concerning, or provide any nonpublic information to any person or entity relating to, a Prohibited Acquiror Acquisition Proposal, or (C) enter into any letter of intent, agreement in principle or any acquisition agreement or other similar agreement with respect to any Prohibited Acquiror Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in thisss.5(i)(ii) shall prevent Acquiror or the Acquiror Board from, prior to receipt of the Requisite Stockholder Approval of the Acquiror Stockholders, furnishing nonpublic information to, or entering into discussions or negotiations with, any Acquiror Third Party in connection with an unsolicited, bona fide written proposal for a Prohibited Acquiror Acquisition Proposal by such Acquiror Third Party, if and only to the extent that (1) such Acquiror Third Party has made a written proposal to the Acquiror Board to consummate a Prohibited Acquiror Acquisition Proposal, (2) the Acquiror Board determines in good faith, based upon the advice of a financial advisor of nationally recognized reputation, that such Prohibited Acquiror Acquisition Proposal is reasonably capable of being completed on substantially the terms proposed, and would, if consummated, result in a transaction that would provide greater value to the holders of the Acquiror Shares than the transaction contemplated by this Agreement (an "ACQUIROR SUPERIOR PROPOSAL"), (3) the failure to take such action would, in the reasonable good faith judgment of the Acquiror Board, based upon a written opinion of Acquiror's outside legal counsel, be a violation of its fiduciary duties to the Acquiror's stockholders under applicable law, and (4) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such Person, the Acquiror Board receives from such Person an executed confidentiality agreement with material terms no less favorable to Acquiror than those contained in the Confidentiality Agreement. Acquiror agrees not to release any Acquiror Third Party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made, or who may reasonably be considered likely to make, a Prohibited Acquiror Acquisition Proposal, unless the failure to take such action would, in the reasonable good faith judgment of the Acquiror Board, based upon the written opinion of Acquiror's outside legal counsel, be a violation of its fiduciary duties to the Acquiror's stockholders under applicable law and such action is taken prior to receipt of the Requisite Stockholder Approval of the Acquiror Stockholders. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director or officer of Acquiror or any of its Subsidiaries or any investment bank, financial advisor, attorney, accountant or other representative of Acquiror or any of its Subsidiaries shall be deemed to be a breach of thisss.5(i)(ii) by Acquiror. A Acquiror Acquisition Proposal shall be deemed a Prohibited Acquiror Acquisition Proposal at the time (and not before) the Acquiror Board is first notified of such Acquiror Acquisition Proposal, and at any time that the Acquiror Board is notified of a significant development with respect to such Acquiror Acquisition Proposal, unless the Acquiror Board in good faith determines that such Acquiror Acquisition Proposal is not, and is not reasonably likely to become, a Prohibited Parent Acquisition Proposal.

               (iii) Acquiror shall notify the Company promptly after receipt by Acquiror or Acquiror's knowledge of the receipt by any of its Representatives of any Prohibited Acquiror Acquisition Proposal or any request for non-public information in connection with a Prohibited Acquiror Acquisition Proposal or for access to the properties, books or records of Acquiror by any Person that informs such party that it is considering making or has made a Prohibited Acquiror Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Acquiror shall keep the Company informed of the status (including any change to the material terms) of any such Prohibited Acquiror Acquisition Proposal or request for nonpublic information.

               (iv) The Acquiror Board may not withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by the Acquiror Board of this Agreement or the Merger unless, following the receipt of a Acquiror Superior Proposal but prior to receipt of the Requisite Stockholder Approval of the Acquiror stockholders, in the reasonable good faith judgment of the Acquiror Board, based upon the written opinion of Acquiror's outside legal counsel, the failure to do so would be a violation of the Acquiror Board's fiduciary duties to the Acquiror's stockholders under applicable law; PROVIDED, HOWEVER, that the Acquiror Board shall submit the Merger to the Acquiror stockholders for adoption and approval, whether or not the Acquiror Board at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that the stockholders of the Acquiror reject the Merger or otherwise modifies or withdraws its recommendation. Unless the Acquiror Board has withdrawn its recommendation of the Merger in compliance herewith, Acquiror shall use its best efforts to solicit from the Acquiror stockholders proxies in favor of the adoption and approval of the Merger and to secure the vote or consent of the Acquiror's stockholders required by Nasdaq and the Delaware General Corporation Law.

               (v) Prior to taking any action with respect to a Acquiror Acquisition Proposal which is not a Prohibited Acquiror Acquisition Proposal equivalent to those permitted by clauses (A), (B) or (C) of ss.5(i)(ii), Acquiror shall notify each Acquiror Third Party which is the object of or a party to such action of the limitation on Prohibited Acquiror Acquisition Proposals set forth in this ss.5(i), and Acquiror shall not enter into any letter of intent, agreement in principle or any acquisition agreement or other similar agreement with respect to any Acquiror Acquisition Proposal unless such letter or agreement includes a covenant of the applicable Acquiror Third Party not to take any action which would cause such Acquiror Acquisition Proposal to become a Prohibited Acquiror Acquisition Proposal.

          (j)   INSURANCE AND INDEMNIFICATION.

                (i) Surviving Corporation will provide each individual who served as a director or officer of the Company at any time prior to the Effective Time with liability insurance for a period of six years after the Effective Time no less favorable in coverage and amount than any applicable insurance of the Company in effect immediately prior to the Effective Time; PROVIDED, HOWEVER, that if the existing liability insurance expires, or is terminated or canceled by the insurance carrier during such six-year period, the Surviving Corporation will use its reasonable best efforts to obtain comparable insurance for the remainder of such period on a commercially reasonable basis; PROVIDED FURTHER, HOWEVER, that in the event any claim or claims are asserted within such period, all rights to indemnification in respect of such claim or claims shall continue until the final disposition thereof;

               (ii) After the Effective Time, Surviving Corporation (A) will not take or permit to be taken any action to alter or impair any
          exculpatory  or   indemnification   provisions  now  existing  in  the
          certificate of incorporation, by-laws or indemnification and employment agreements of the Company or any of its Subsidiaries for the benefit of any individual who served as a director or officer of the Company or any of its Subsidiaries (an "INDEMNIFIED PARTY") at any time prior to the Effective Time (except as may be required by applicable law), and (B) shall cause the Surviving Corporation to honor and fulfill such provisions until the date which is six years from the Effective Time (except as may be required by applicable law); PROVIDED, HOWEVER, that in the event any claim or claims are asserted within such period, all rights to indemnification in respect of such claim or claims shall continue until the final disposition thereof.

               (iii) To the extent clauses (i) and (ii) above shall not serve to indemnify and hold harmless an Indemnified Party, Surviving Corporation, subject to the terms and conditions of this clause (iii), will indemnify, for a period of six years from the Effective Time, to the fullest extent permitted under applicable law, each Indemnified

          Party from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including all court costs and reasonable attorneys' fees and expenses, resulting from, arising out of, relating to or caused by this Agreement or any of the transactions contemplated herein; PROVIDED, HOWEVER, that in the event any claim or claims are asserted or threatened within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. Any Indemnified Party wishing to claim indemnification under this clause (iii), notwithstanding anything to the contrary in the provisions set forth in the Company's or the Surviving
          Corporation's certificate of incorporation, by-laws or other agreements respecting indemnification of directors or officers, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Surviving Corporation thereof, but the failure to so notify shall not relieve Surviving Corporation of any liability it may have to such Indemnified Party if such failure does not materially prejudice Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (A) Acquiror or the Surviving Corporation shall have the right following the Effective Time to assume the defense thereof and Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Acquiror or the Surviving Corporation fails to assume such defense or counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between Acquiror or the Surviving Corporation, on the one hand, and the Indemnified Parties, on the other hand, the Indemnified Parties may retain counsel satisfactory to them, and the Company, Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; PROVIDED, HOWEVER, that Surviving Corporation shall be obligated to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, in which case Surviving Corporation need only pay for separate counsel to the extent necessary to resolve such conflict; (B) the Indemnified Parties will reasonably cooperate in the defense of any such matter; and (C) Surviving Corporation shall not be liable for any settlement effectuated without its prior written consent, which consent shall not be unreasonably withheld or delayed. Surviving Corporation shall not settle any action or claim identified in thisss.5(j)(iii) in any manner that would impose any liability or penalty on an Indemnified Party not paid by Acquiror or the Surviving Corporation without such Indemnified Party's prior written consent, which consent shall not be unreasonably withheld or delayed.

               (iv) Notwithstanding anything contained in clause (iii) above, Surviving Corporation shall not have any obligation hereunder to any Indemnified Party (A) if the indemnification of such Indemnified Party by Surviving Corporation in the manner contemplated hereby is prohibited by applicable law, (B) the conduct of the Indemnified Party relating to the matter for which indemnification is sought involved bad faith or willful misconduct of such Indemnified Party, or (C) with respect to actions taken by any such Indemnified Party in his or its individual capacity, including, without limitations, with respect to any matters relating, directly or indirectly, to the purchase, sale or trading of securities issued by the Company other than a tender or sale pursuant to a stock tender agreement or (D) if such Indemnified Party shall have breached its obligation to cooperate with Surviving Corporation in the defense of any claim in respect of which indemnification is sought and such breach (x) materially and adversely affects Surviving Corporation's defense of such claim or (y) will materially and adversely affect Surviving Corporation's defense of such claim if such breach is not cured within ten days after notice of such breach is delivered to the Indemnified Party and such breach is not cured during such period.

          (k)   FINANCIAL STATEMENTS.

                (i) As soon as they are made available to and reviewed by senior management of the Company, the Company shall make available to Acquiror the internally generated monthly, quarterly (including quarterly statements for the three-month period ended September 25,
          1999) and annual financial statements of the Company, consisting of consolidated balance sheets, and consolidated statements of income and of cash flows.

               (ii) As soon as they are made available to and reviewed by senior management of Acquiror, Acquiror shall make available to the Company the internally generated monthly, quarterly (including, quarterly statements for the three-month period ended September 30,
          1999) and annual financial statements, consisting of consolidated balance sheets, and consolidated statements of income and of cash flows.

          (l) CONTINUITY OF BUSINESS ENTERPRISE. Acquiror, Surviving Corporation or any other member of the qualified group (as defined in Treasury Regulation ss.1.368-1(d)) shall, for the foreseeable future, continue at least one significant historic business line of the Company or use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treasury Regulation ss.1.368-1(d).

          (m) ACQUIROR BOARD OF DIRECTORS. At or before the Effective Time, the Board of Directors of Acquiror will take all action necessary to cause the number of directors constituting the Acquiror Board of Directors to be fixed at nine directors and to elect the Chief Executive Officer of the Company and three independent directors (as defined in National Association of Securities Dealers Rule 4200(a)(13)) designated by the Company Board to the Acquiror Board. In addition, at the next annual meeting of Acquiror's stockholders held after the Effective Time, Acquiror shall cause to be nominated, and Acquiror shall undertake its commercially reasonable efforts to cause to be elected:

               (i)    the Chief Executive Officer of the  Company  as a Class II
          director,   to  serve  until  the  annual   meeting  of  the  Acquiror
          Stockholders in 2003;

               (ii)   two of  such  independent  directors  designated  by   the
          Company Board, as Class I directors, to serve until the annual meeting of the Acquiror's Stockholders in 2002; and

               (iii)  the other such  independent   director  designated  by the
          Company Board as a Class III director, to serve until the annual meeting of the Acquiror Stockholders in 2001.

          (n) RULE 145 AFFILIATES. Prior to the Closing Date, the Company shall deliver to Acquiror a letter identifying all persons who were, at the date of the Company Special Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable efforts to cause each such person to deliver to Acquiror on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A.

          (o) NASDAQ LISTING. Acquiror shall use all reasonable efforts to cause the Acquiror Shares to be issued in connection with the Merger and under the Company Benefit Plans to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Closing Date.

          (p) TAX FREE TREATMENT. The Parties intend the Merger to qualify as a reorganization under Section 368(a) of the Code. Each Party shall use reasonable efforts, and shall undertake reasonable efforts to cause its Affiliates to use reasonable efforts, to cause the Merger to so qualify and to obtain the opinions referred to in ss. 6(a)(ix) and ss. 6(b)(vii). For purposes of the tax opinions described in ss. 6(a)(ix) and ss. 6(b)(vii), counsel may receive and rely upon representations, including those contained in this Agreement or in separate certificates, of the parties hereto and others. Acquiror and the Company and each of their respective Affiliates shall not take any action and shall not fail to take any action or suffer to exist any condition which action or failure to act or condition would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (q) COMPANY EMPLOYEE PLANS. After the Effective Time, Surviving Corporation shall arrange for each employee participating in any of the Company Benefits Plans to participate in any counterpart benefit plans of Acquiror or its Subsidiaries (as appropriate) in accordance with the eligibility criteria thereof, provided that (i) such participants shall receive full credit for years of service with the Company or any of its Subsidiaries prior to the Effective Time for all purposes for which such service was recognized under the Company Benefit Plans and (ii) such participants shall participate in the Acquiror
Benefit Plans on terms no less favorable than those offered by Acquiror to similarly situated employees of Acquiror or its Subsidiaries. Surviving Corporation shall give credit under its applicable employee welfare benefit plans for all copayments, deductibles and out-of-pocket maximums satisfied by employees (and their eligible dependents) of the Company (and its Subsidiaries), in respect of the calendar year in which the Closing Date occurs. Surviving Corporation shall waive all pre-existing conditions (to the extent waived under the applicable employee welfare benefit plans of the Company and its

Subsidiaries) otherwise applicable to employees of the Company and its Subsidiaries under Acquiror's employee welfare benefit plans in which employees of the Company (and its Subsidiaries) become eligible to participate on or following the Closing. Notwithstanding the foregoing, Surviving Corporation may continue (or cause the Surviving Corporation to continue) one or more of the Company Benefit Plans, in which case Surviving Corporation shall have satisfied its obligations hereunder with respect to the benefits so provided if the terms of the Company Benefit Plans which are continued are no less favorable, as a whole, than the terms of the counterpart plans of Acquiror and its Subsidiaries (as applicable).

          (r) LETTER OF THE COMPANY'S ACCOUNTANTS. The Company shall use all reasonable efforts to cause to be delivered to Acquiror a letter of BDO Seidman LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Acquiror, in form reasonably satisfactory to Acquiror and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

          (s) LETTER OF ACQUIROR'S ACCOUNTANTS. Acquiror shall use all reasonable efforts to cause to be delivered to the Company a letter of Arthur Andersen LLP, Acquiror's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     6.   CONDITIONS TO OBLIGATION TO CLOSE.

          (a) CONDITIONS TO OBLIGATION OF ACQUIROR. The obligation of Acquiror to consummate the Merger is subject to satisfaction or waiver by Acquiror of the following conditions at or prior to the Closing Date:

               (i) this Agreement and the Merger shall have received the Requisite Stockholder Approvals;

               (ii) the Company and its Subsidiaries shall have obtained the Required Company Consents, other than those Required Company Consents the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect and Acquiror shall have obtained the Required Acquiror Consents, other than those Required Acquiror Consents the failure of which to obtain would not reasonably be expected to have an Acquiror Material Adverse Effect;

               (iii) the representations and warranties set forth in ss.3 above shall be true and correct in all material respects at and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date);

               (iv) the Company shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (v) neither any statute, rule, regulation, order, stipulation or injunction (each an "ORDER") shall be enacted, promulgated, entered, enforced or deemed applicable to the Merger nor any other action shall have been taken by any Government Entity (A) which prohibits the consummation of the transactions contemplated by the Merger; (B) which prohibits Acquiror's ownership or operation of all or any material portion of their or the Company's business or assets, or which compels Acquiror to dispose of or hold separate all or any material portion of Acquiror's or the Company's business or assets as a result of the transactions contemplated by the Merger; (C) which makes the Merger illegal; (D) which imposes material limitations on the ability of Acquiror to consummate the Merger; or (E) which imposes any limitations on the ability of Acquiror or any of its Subsidiaries effectively to control in any material respect the business or operations of the Company or any of its Subsidiaries;

               (vi) the Company shall have delivered to Acquiror a certificate to the effect that each of the conditions specified above in
          ss.6(a)(i)-ss.6(a)(iv)   is  satisfied  in  all  respectS;   PROVIDED,
          HOWEVWE, with respect to ss.6(a)(i), the Company shall only be required to certify that this Agreement and the Merger received the Requisite Stockholder Approval of the Company Stockholders;

               (vii) the Acquiror Shares to be issued in connection with the Merger shall have been approved upon official notice of issuance for quotation on Nasdaq, subject to official notice of issuance;

               (viii) the Registration Statement shall have been declared effective by the SEC under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC;

               (ix) Acquiror shall have received a written opinion, dated as of the Closing Date, from Kelley, Drye & Warren LLP, counsel to Acquiror, to the effect that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of
          Section 368(a) of the Code, and that Acquiror and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code; such counsel shall be entitled to rely upon customary representations provided by the Parties; and

               (x) holders of not more than $2,500,000 in value of Company Shares (calculated based upon the Closing Price per Company Share as of the date preceding the scheduled Closing Date) shall have exercised and not withdrawn dissenters' rights with respect to their shares.

          Subject to the provisions of applicable law, Acquiror may waive, in whole or in part, any condition specified in this ss.6(a) if they execute a writing so stating at or prior to the Closing.

          (b) CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the Merger is subject to satisfaction or waiver by the Company of the following conditions at or prior to the Closing Date:

               (i) this Agreement and the Merger shall have received the Requisite Stockholder Approvals;

               (ii)  Acquiror  and  its  Subsidiaries  shall  have  obtained the
          Required  Acquiror  Consents,   other  than  those  Required  Acquiror
          Consents the failure of which to obtain would not reasonably be expected to have a Acquiror Material Adverse Effect, and the Company and its Subsidiaries shall have obtained the Required Company Consents other than those Required Company Consents the failure of which to obtain would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Acquiror, the Surviving Corporation and their Affiliates taken as a whole;

               (iii) the representations and warranties set forth in ss.4 above shall be true and correct in all material respects at and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date);

               (iv) Acquiror shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (v) neither any Order shall be enacted, promulgated, entered, enforced or deemed applicable to the Merger nor any other action shall have been taken by any Government Entity (A) which prohibits the consummation of the transactions contemplated by the Merger; (B) which prohibits Acquiror's ownership or operation of all or any material portion of their or the Company's business or assets, or which compels Acquiror to dispose of or hold separate all or any material portion of Acquiror's or the Company's business or assets as a result of the transactions contemplated by the Merger; or (C) which makes the Merger illegal;

               (vi) Acquiror shall have delivered to the Company a certificate to the effect that each of the conditions specified above in ss.6(b)(i)-(iv) is satisfied in all respects; PROVIDED, HOWEVEr, with respect to ss.6(b)(i), Acquiror shall only be required to certify that this Agreement and the Merger received the Requisite Stockholder Approval of the Acquiror Stockholders;

               (vii) the Company shall have received a written opinion, dated as of the Closing Date, from Swidler Berlin Shereff Friedman LLP, counsel to the Company, to the effect that the Merger will be treated for U.S. Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and as to such other matters as are customary for transactions such as the Merger, and that Acquiror and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code; it being understood that in rendering such opinion, such tax counsel shall be entitled to rely upon customary representations provided by the Parties;

               (viii) the Acquiror Shares to be issued in connection with the Merger shall have been approved upon official notice of issuance for quotation on Nasdaq, subject to official notice of issuance;

               (ix) the Registration Statement shall have been declared effective by the SEC under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC; and

               (x) holders of not more than $2,500,000 in value of Company Shares (calculated based upon the Closing Price per Company Share as of the date preceding the scheduled Closing Date) shall have exercised and not withdrawn dissenters' rights with respect to their shares.

          Subject to the provisions of applicable law, the Company may waive, in whole or in part, any condition specified in this ss.6(b) if it executes a writing so stating at or prior to the Closing.

          7.  TERMINATION.

              (a) TERMINATION OF AGREEMENT. The Parties may terminate this Agreement with the prior authorization of their respective board of directors as provided below:

                     (i) The Parties may terminate this Agreement, and the Merger may be abandoned, by mutual written consent at any time prior to the Effective Time before or after the approval by the Company Stockholders or the Acquiror Stockholders;

                    (ii) This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Acquiror or the Company, before or after the approval by the Company Stockholders or the Acquiror Stockholders, (A) if the Effective Time shall not have occurred by February 29, 2000 (the "OUTSIDE DATE") (unless the failure to consummate the Merger by such date is due to the action or failure to act of the Party seeking to terminate) or (B) if any condition to the obligation of the terminating Party to consummate the Merger shall have become incapable of being satisfied prior to the Outside Date as of a result of an Order that is final and non-appealable;

                    (iii) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the Company Stockholders or the Acquiror Stockholders, by action of the Company Board, in the event that Acquiror shall have breached any of its representations, warranties or covenants under this Agreement which breach (A) would give rise to the failure of a condition set forth in ss.6(b) above, and (B) cannot be or has not been cured within 30 days after the giving of written notice by the Company to Acquiror of such breach (provided that the Company is not then in material breach of any representation, warranty or covenant contained in this Agreement);

                    (iv) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the Company Stockholders or the Acquiror Stockholders, by action of the Acquiror Board, in the event that the Company shall have breached any of its representations, warranties or covenants under this Agreement which breach (A) would give rise to the failure of a condition set forth in ss.6(a) above, and (B) cannot be or has not been cured within 30 days after the giving of written notice by Acquiror to the Company of such breach (provided that Acquiror is not then in material breach of any representation, warranty or covenant contained in this Agreement);

                    (v) This Agreement may be terminated by Acquiror, and the Merger may be abandoned, (A) if the Company Board (i) enters into or publicly announces its intention to enter into an agreement or agreement in principle with respect to an Acquisition Proposal, (ii) withdraws its recommendation to the Company Stockholders of this Agreement or the Merger or (iii) after the receipt of an Acquisition Proposal, fails to confirm publicly, within ten days after the request of Acquiror, its recommendation to the Company Stockholders that the Company Stockholders adopt and approve this Agreement and the Merger or
               (B) if the Company or any of its Representatives takes any of the actions that would be proscribed byss.5(h) above, but for the exceptions therein allowing certain actions to be taken pursuant to the proviso in the first sentence ofss.5(h)(ii) above;

                    (vi) This Agreement may be terminated by the Company, and the Merger may be abandoned, (A) if the Acquiror Board (i) enters into or publicly announces its intention to enter into an agreement or agreement in principle with respect to a Prohibited Acquiror Acquisition Proposal, (ii) withdraws its recommendation to the Acquiror Stockholders that the Acquiror Stockholders approve the issuance of Acquiror Shares in connection with the Merger as provided by the Agreement or, if necessary, that the Acquiror Stockholders approve an amendment to the certificate of incorporation of Acquiror to increase the authorized number of Acquiror Shares or (iii) after receipt of a Acquiror Acquisition Proposal, fails to publicly confirm, within ten days after the request of the Company, its recommendation to the Acquiror Stockholders described in the foregoing clause (ii) or (B) if Acquiror or any of its Representatives takes any of the actions that would be proscribed byss.5(i) but for the exceptions therein allowing certain actions to be taken pursuant to the proviso in the first sentence ofss.5(i)(ii);

                    (vii) Either Party may terminate this Agreement, and the Merger may be abandoned, by giving written notice to the other Party at any time after the Company Special Meeting in the event that (1) this Agreement and the Merger fail to receive the

               Requisite Stockholder Approval by the Company Stockholders or (2) or dissenters rights are exercised by the holders of Company Shares having an aggregate value (based upon the Closing Sales Price per Company Share on the date immediately prior to the scheduled Closing Date) in excess of $2,500,000; and

                    (viii) Either Party may terminate this Agreement, and the Merger may be abandoned, by giving written notice to the other Party at any time after the Acquiror Special Meeting in the event that this Agreement and the Merger fail to receive the Requisite Stockholder Approval by the Acquiror Stockholders.

               (b)    EFFECT OF TERMINATION.

                      (i) Except as provided in clauses (ii) or (iii) of this ss.7(b), if any Party terminates this Agreement pursuant to
               ss.7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party (except for any liability of any Party then in breach); PROVIDED, HOWEVER, that the provisions of the Confidentiality Agreement, this ss.7(b) and ss.8 below, shall survive any such termination.

                      (ii) If this Agreement is terminated (A) by the Company pursuant to ss.7(a)(vii)(1) or (B) by Acquiror pursuant to ss.7(a)(v) or ss.7(a)(vii)(1), or (C) any Person makes an Acquisition Proposal that remains in effect on the date 60 days prior to the Outside Date and the Requisite Stockholder Approval of the Company Stockholders is not obtained prior to termination of this Agreement pursuant to ss.7(a)(ii), then, within 60 days after such termination, the Company shall pay Acquiror the sum of $1,000,000 in immediately available funds.

                     (iii) If this Agreement is terminated (A) by Acquiror pursuant to ss.7(a)(viii) or (B) by the Company pursuant to ss.7(a)(vi) or ss.7(a)(viii) or (C) any person makes a Prohibited Acquiror Acquisition Proposal that remains in effect on the date 60 days prior to the Outside Date and the Requisite Stockholder Approval of the Acquiror Stockholders is not obtained prior to termination of this Agreement pursuant to ss.7(a)(ii), then, within 60 days after such termination, Acquiror shall pay the Company the sum of $1,000,000 in immediately available funds.

          8.   MISCELLANEOUS.

               (a) SURVIVAL. None of the representations, warranties and covenants of the Parties (other than the provisions in ss.2 concerning payment of the Merger Consideration, the provisions in ss.5(j), ss.5(l), ss.5(m), ss.5(p) and ss.5(q) shall survive the Effective Time.

                (b) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use all reasonable efforts to advise the other Parties prior to making the disclosure).

                (c) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that (i) the provisions in ss.2 above (A) concerning payment of the Merger Consideration are intended for the benefit of the Company Stockholders and (B) concerning the conversion of the stock options are intended for the benefit of the holders of such stock options, (ii) the provisions in ss.5(j) above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives and (iii) the provisions of ss.5(l), ss.5(m) and ss.5(p) are intended for the benefit of the Company Stockholders.

                (d)  ENTIRE  AGREEMENT.  This  Agreement  (including the
Confidentiality Agreement and the other documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

                (e) BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign or delegate either this Agreement or any of its rights, interests or obligations hereunder, by operation of law or otherwise, without the prior written approval of the other Parties. Any purported assignment or delegation without such approval shall be void and of no effect.

                (f) COUNTERPARTS. This Agreement may be executed (including by facsimile) in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                (h) NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

         IF TO THE COMPANY:              OpenROUTE Networks, Inc.
                                         Nine Technology Drive
                                         Westborough, Massachusetts 01581
                                         Attention:  President
                                         Telephone: (508) 898-2121
                                         Facsimile:   (508) 836-5396

         WITH A COPY TO:                 Swidler Berlin Shereff Friedman, LLP
                                         3000 K. Street, N.W., Suite 300
                                         Washington, D.C. 20007
                                         Attention:  Sean P. McGuinness, Esq.
                                         Telephone:  (202) 945-6979
                                         Facsimile:  (202) 424-7643

         IF TO ACQUIROR:                 Netrix Corporation
                                         13595 Dulles Technology Drive
                                         Herndon, Virginia 20171
                                         Attention:  Chairman
                                         Telephone:  (703) 742-6000
                                         Facsimile:  (703) 793-2060

         WITH A COPY TO:                 Kelley Drye & Warren LLP
                                         Two Stamford Plaza
                                         281 Tresser Boulevard
                                         Stamford, Connecticut 06901
                                         Attention:  Jay R. Schifferli
                                         Telephone:  (203) 351-8023
                                         Facsimile:  (203) 327-2669

Either Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using personal delivery, expedited courier, messenger service, telecopy or ordinary mail, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner set forth in this ss.8(h), provided that no such change of address shall be effective until it actually is received by the intended recipient.

          (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          (j) AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; PROVIDED, HOWEVER, that any amendment effected subsequent to Requisite Stockholder Approval will be subject to the restrictions contained in the Massachusetts Business Corporation Law and the Delaware General Corporation Law, to the extent applicable. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (l) EXPENSES. Except as expressly set forth elsewhere in this Agreement, each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation. The phrase "business day" shall mean any day other than a day on which banks in the State of New York are required or authorized to be closed. Disclosure of any matter in the Company Disclosure Letter or the Acquiror Disclosure Letter shall not be deemed an admission that such matter is material.

           (n) INCORPORATION OF EXHIBITS. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

           (o) DEFINITION OF KNOWLEDGE. As used herein, the words "knowledge" or "known" shall, (i) with respect to the Company, mean the actual knowledge of the corporate executive officers of the Company, in each case after such individuals have made due and diligent inquiry as to the matters which are the subject of the statements which are "known" by the Company or made to the "knowledge" of the Company, and (ii) with respect to Acquiror, mean the actual knowledge of the corporate executive officers of Acquiror, in each case after such individuals have made due and diligent inquiry as to the matters which are the subject of the statements which are "known" by Acquiror or made to the "knowledge" of Acquiror.

           (p) WAIVER OF JURY TRIAL. EACH OF ACQUIROR AND THE COMPANY, AND EACH INDEMNIFIED PARTY, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM

(WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                            OPENROUTE NETWORKS, INC.



                            By: /s/ Bryan R. Holley
                                 ___________________________________________
                            Name:   Bryan R. Holley
                            Title:  Chief Executive Officer and President



                            By: /s/ Henry Barber
                               ____________________________________________
                            Name:   Henry Barber
                            Title:  Vice President-Finance and Administration,
                                    Chief Financial Officer, Treasurer and Clerk

                            NETRIX CORPORATION



                            By: /s/ Steven T. Francesco
                               _____________________________________________
                            Name:  Steven T. Francesco
                            Title: